                                                                    Exhibit 99.1




                               DISTRIBUTION AGREEMENT


                                   BY AND BETWEEN


                             HILTON HOTELS CORPORATION


                                        AND


                        PARK PLACE ENTERTAINMENT CORPORATION

                      ----------------------------------------

                           DATED AS OF DECEMBER 31, 1998

                      ----------------------------------------

                               TABLE OF CONTENTS


                                                                                                               PAGE
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
ARTICLE I.           DEFINITIONS..................................................................................2
         Section 1.01.       General..............................................................................2
         Section 1.02.       Terms Defined Elsewhere in Agreement................................................11

ARTICLE II.          TRANSFER OF ASSETS..........................................................................12
         Section 2.01.       Transfer of Assets to Park Place....................................................12
         Section 2.02.       Transfers of Assets from Gaming Subsidiaries to Hilton or Retained Business
                             Subsidiaries........................................................................12
         Section 2.03.       Transfers Not Effected Prior to the Distribution....................................12
         Section 2.04.       Cooperation Re:  Assets.............................................................13
         Section 2.05.       No Representations or Warranties; Consents..........................................13
         Section 2.06.       Conveyancing and Assumption Instruments.............................................14
         Section 2.07.       Cash Allocation; Cash Management....................................................14
         Section 2.08.       Allocation of Debt..................................................................16
         Section 2.09.       Ancillary Agreements Between Hilton and Park Place..................................19

ARTICLE III.         ASSUMPTION AND SATISFACTION OF LIABILITIES..................................................19
         Section 3.01.       Assumption and Satisfaction of Liabilities..........................................19

ARTICLE IV.          THE DISTRIBUTION............................................................................20
         Section 4.01.       Cooperation Prior to the Distribution...............................................20
         Section 4.02.       Hilton Board Action; Conditions Precedent to the Distribution.......................20
         Section 4.03.       The Distribution....................................................................22

ARTICLE V.           INDEMNIFICATION.............................................................................22
         Section 5.01.       Indemnification by Hilton...........................................................22
         Section 5.02.       Indemnification by Park Place.......................................................23
         Section 5.03.       Insurance Proceeds..................................................................23
         Section 5.04.       Procedure for Indemnification.......................................................23
         Section 5.05.       Remedies Cumulative.................................................................26
         Section 5.06.       Survival of Indemnities.............................................................26

ARTICLE VI.          CERTAIN ADDITIONAL MATTERS..................................................................26
         Section 6.01.       Park Place Board....................................................................26
         Section 6.02.       Resignations; Hilton Board..........................................................26
         Section 6.03.       Park Place Certificate and Bylaws...................................................26
         Section 6.04.       Certain Post-Distribution Transactions..............................................27
         Section 6.05.       Sales and Transfer Taxes............................................................27
         Section 6.06.       Park Place Rights Plan..............................................................27
         Section 6.07.       Timeshare and Vacation Ownership Facilities.........................................27


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

ARTICLE VII.         ACCESS TO INFORMATION AND SERVICES..........................................................28
         Section 7.01.       Provision of Corporate Records......................................................28
         Section 7.02.       Access to Information...............................................................28
         Section 7.03.       Production of Witnesses.............................................................29
         Section 7.04.       Reimbursement.......................................................................29
         Section 7.05.       Retention of Records................................................................29
         Section 7.06.       Confidentiality.....................................................................30
         Section 7.07.       Privileged Matters..................................................................30

ARTICLE VIII.        INSURANCE...................................................................................32
         Section 8.01.       Policies and Rights Included Within the Gaming Group Assets.........................32
         Section 8.02.       Policies and Rights Included Within the Retained Business Group Assets..............32
         Section 8.03.       Administration and Reserves.........................................................32
         Section 8.04.       Agreement for Waiver of Conflict and Shared Defense.................................34

ARTICLE IX.          MISCELLANEOUS...............................................................................35
         Section 9.01.       Entire Agreement; No Third Party Beneficiaries......................................35
         Section 9.02.       Tax Allocation and Indemnity Agreement; After-Tax Payments..........................35
         Section 9.03.       Expenses............................................................................35
         Section 9.04.       Governing Law.......................................................................35
         Section 9.05.       Notices.............................................................................36
         Section 9.06.       Amendments..........................................................................37
         Section 9.07.       Assignments.........................................................................37
         Section 9.08.       Termination.........................................................................37
         Section 9.09.       Subsidiaries........................................................................37
         Section 9.10.       Specific Performance................................................................37
         Section 9.11.       Headings; References................................................................37
         Section 9.12.       Counterparts........................................................................38
         Section 9.13.       Severability; Enforcement...........................................................38
         Section 9.14.       Arbitration of Disputes.............................................................38
         Section 9.15.       Prompt Payment......................................................................39
         Section 9.16.       Approvals, Consent and Waivers......................................................39


                             DISTRIBUTION AGREEMENT

     THIS DISTRIBUTION AGREEMENT (this "AGREEMENT"), dated as of December 31, 1998, is by and between HILTON HOTELS CORPORATION, a Delaware corporation ("HILTON"), and PARK PLACE ENTERTAINMENT CORPORATION (FORMERLY KNOWN AS GAMING CO., INC.), a Delaware corporation ("PARK PLACE").

     WHEREAS, Hilton, directly and through subsidiaries, owns, operates and develops certain gaming facilities (as more specifically described herein, the "GAMING BUSINESS"), and owns, operates and develops lodging properties and vacation ownership resorts and engages in franchising of lodging properties (as more specifically described herein, the "RETAINED BUSINESS");

     WHEREAS, the Board of Directors of Hilton has determined that it is in the best interests of Hilton and the stockholders of Hilton to separate the Gaming Business from the Retained Business through the distribution (the "DISTRIBUTION") to the holders of Hilton Common Stock (as defined herein) of all of the outstanding shares of Park Place Common Stock (as defined herein), and to consummate the Merger (as defined herein) promptly following the Distribution;

     WHEREAS, in order to effect such separation, Hilton and the Retained Business Subsidiaries (as defined herein) will contribute to Park Place and the Gaming Subsidiaries (as defined herein), prior to the Distribution, all of the operations, assets and liabilities of Hilton and the Retained Subsidiaries comprising the Gaming Business and such other assets, liabilities and operations as are described below;

     WHEREAS, in connection with the Distribution, Hilton and Park Place have determined that it is necessary and desirable to set forth the principal corporate transactions required to effect the Distribution, and to set forth the agreements that will govern certain matters following the Distribution;

     WHEREAS, the consummation of the Distribution is a condition to each of Hilton's and Company's (as defined herein) respective obligations to effect the Merger; and

     WHEREAS, for federal income tax purposes, it is intended that the Distribution shall qualify as a tax-free distribution within the meaning of
Section 355 of the Internal Revenue Code of 1986, as amended, by Hilton to its stockholders.

     NOW, THEREFORE, in consideration of the foregoing and the respective covenants and agreements set forth below, the parties agree as follows:

                                   ARTICLE I.

                                  DEFINITIONS

     Section 1.01. GENERAL.

     For purposes of this Agreement, the following terms shall have the meanings set forth below:

     ACTION: Any action, claim, suit, arbitration, inquiry, proceeding or investigation by or before any court, any governmental or other regulatory or administrative agency or commission or any arbitration tribunal.

     AFFILIATE: With respect to any specified Person, an affiliate of such Person within the meaning of Rule 145 promulgated under the Securities Act. Notwithstanding the foregoing, (i) the Affiliates of Hilton shall not include Park Place, the Gaming Subsidiaries or any other Person which otherwise would be an Affiliate of Hilton solely by reason of Hilton's ownership of the capital stock of Park Place or a Gaming Subsidiary prior to the Distribution or the fact that any officer or director of Hilton or any of the Retained Business Subsidiaries shall also serve as an officer or director of Park Place or any of the Gaming Subsidiaries, and (ii) the Affiliates of Park Place shall not include Hilton, the Retained Business Subsidiaries or any other Person which otherwise would be an Affiliate of Park Place solely by reason of Hilton's ownership of the capital stock of Park Place or a Gaming Subsidiary prior to the Distribution or the fact that any officer or director of Park Place or any of the Gaming Subsidiaries shall also serve as an officer or director of Hilton or any of the Retained Business Subsidiaries.

     AFFILIATED GROUP: The meaning set forth for such term in the Tax Allocation and Indemnity Agreement.

     AGENT: The distribution agent appointed by Hilton to distribute the Park Place Common Stock pursuant to the Distribution.

     ANCILLARY AGREEMENTS: The Assignment and License Agreement, Corporate Services Agreements, Employee Benefits Allocation Agreement and Tax Allocation and Indemnity Agreement.

     ASSIGNMENT AND LICENSE AGREEMENT: The Assignment and License Agreement between Hilton and Park Place, which agreement shall be entered into on or prior to the Distribution Date in substantially the form attached hereto as Exhibit A.

     ASSUMED DEBT: The Debt of Hilton and its Subsidiaries which is to be assumed by Park Place and/or retained by the Gaming Group Subsidiaries in connection with the Distribution, as determined pursuant to Section 2.08.

     BALLY'S: Bally Entertainment Corporation.

     BALLY'S ACQUISITION: The acquisition of Bally's by Hilton, which was effected on December 18, 1996.

     BALLY'S GOLDBERG AGREEMENT: That certain Agreement, dated as of November 25, 1996, by and between Bally's and Bally's Maryland, Inc., a Maryland corporation, pursuant to which, among other things, Bally granted to Arthur M. Goldberg, 40% of Bally's right, title and interest in any gaming venture in Cancun, Mexico.

     CASINO HOTELS: Hotels that are part of or adjacent to a casino or other gaming facility where the principal focus of the combined facilities is gaming operations; PROVIDED, that Casino Hotels do not include (i) hotels operated by the Retained Business (E.G., the Conrad hotel being developed in Cairo, Egypt) with Hotel Ancillary Facilities or (ii) the entity managing the Casino Windsor. The Casino Hotels operated by Hilton and its Subsidiaries as of the date hereof are set forth in Schedule 1.

     CODE: The Internal Revenue Code of 1986, as amended, or any successor thereto, as in effect for the taxable year in question.

     COMPANY: Grand Casinos, Inc., a Minnesota corporation.

     CONVEYANCING AND ASSUMPTION INSTRUMENTS: Collectively, the various agreements, instruments and other documents to be entered into to effect the Preliminary Transfers and the assignment of assets and the assumption of Liabilities contemplated by this Agreement and the Related Agreements in the manner contemplated herein and therein.

     CORPORATE SERVICES AGREEMENTS: The Hilton Corporate Services Agreement and the Park Place Corporate Services Agreement.

     DEBT: All (i) indebtedness for borrowed money and obligations evidenced by bonds, notes, debentures or similar instruments, and all accrued interest relating thereto (ii) obligations issued or assumed as the deferred purchase price of property or services, (iii) obligations under capital leases and (iv) all guarantees of the obligations of other Persons described in the foregoing clauses (i)--(iii).

     DEBT ASSUMPTION AGREEMENT: The Debt Assumption Agreement between Park Place and Hilton which agreement shall be entered into on or prior to the Distribution Date in substantially the form attached hereto as Exhibit D.

     DISTRIBUTION: The distribution to the holders of Hilton Common Stock as of the Distribution Record Date of all of the outstanding shares of Park Place Common Stock.

     DISTRIBUTION DATE: The date on which the Distribution is effected.

     DISTRIBUTION RECORD DATE: December 23, 1998.

     EMPLOYEE BENEFITS ALLOCATION AGREEMENT: The Employee Benefits and Other Employment Matters Allocation Agreement between Park Place and Hilton, which agreement shall be entered into on or prior to the Distribution Date in substantially the form attached hereto as Exhibit C.

     EXCHANGE ACT: The Securities Exchange Act of 1934, as amended.

     FOREIGN GAMING LAWS: The laws, rules and regulations promulgated by the applicable Governmental Authorities of Australia or Uruguay or any political subdivisions thereof relating to casino gaming.

     FORM 10: The Registration Statement on Form 10 under the Exchange Act with respect to the Park Place Common Stock.

     GAAP: Generally accepted accounting principles.

     GAMING BUSINESS: The business conducted by Hilton and its Subsidiaries relating to (i) the management, ownership, operation and development of Casino Hotels and gaming facilities other than Hotel Ancillary Facilities (such Casino Hotels and gaming facilities in existence as of the date hereof are specified in
Schedule 1), (ii) the Gaming Corporate Functions and (iii) any other operations conducted by Hilton and its Subsidiaries utilizing the Gaming Group Assets.

     GAMING CORPORATE FUNCTIONS: The corporate level and support functions of Hilton which may be conducted by Park Place in connection with the Distribution, as set forth in Schedule 2.

     GAMING GROUP: Park Place and the Gaming Subsidiaries, collectively.

     GAMING GROUP ASSETS: (i) All outstanding capital stock of the Gaming Subsidiaries; (ii) the Gaming Group Books and Records; (iii) the rights of Park Place and the Gaming Subsidiaries under the Shared Policies; (iv) all of the assets expressly to be retained by, or assigned or allocated to, Park Place or any of the Gaming Subsidiaries under this Agreement and the Related Agreements;
(v) the assets specified in Schedule 3, to the extent in existence on the Distribution Date; (vi) the assets used in connection with the Gaming Corporate Functions; (vii) all rights and benefits of Hilton arising out of the Merger Agreement; and (viii) any other assets of Hilton and its Subsidiaries used principally in the Gaming Business, including, without limitation, (x) all assets obtained by Hilton or its Subsidiaries as a result of the Bally's Acquisition, to the extent still held by Hilton or its Subsidiaries; EXCEPT, in each case, excluding the assets listed on Schedule 6. Notwithstanding anything to the contrary contained herein, "Gaming Group Assets" shall include, without limitation, all of the assets used principally in the Gaming Business owned, directly or indirectly, by any of (A) Paris Casino Corp., a Nevada corporation,
(B) Bally's Grand, Inc., a Delaware corporation, (C) Conrad International Investments Corporation, a Nevada corporation, (D) Conrad International Hotels Corporation, a Nevada corporation and (E) Conrad International Royalty Corporation, a Nevada corporation.

     GAMING GROUP BOOKS AND RECORDS: The books and records (including computerized records) of Park Place and the Gaming Subsidiaries and any other books and records of Hilton and its Subsidiaries which relate principally to the Gaming Group, are necessary to conduct the Gaming Business, or are required by law to be retained by Park Place or a Gaming Subsidiary, including, without limitation, (i) all such books and records relating to Transferred Employees,
(ii) all files relating to any Action being assumed by Park Place or retained by a Gaming Subsidiary as part of the Gaming Group Liabilities, and (iii) original corporate minute books, stock ledgers and certificates and corporate seals, and all licenses, leases, agreements and filings, relating to Park Place, the Gaming Subsidiaries or the Gaming Business (but not including the Retained Business Group Books and Records, provided that Park Place shall have access to, and have the right to obtain duplicate copies of, any of the Retained Business Group Books and Records which pertain to the Gaming Business in accordance with the provisions of Article VII).

     GAMING GROUP CASH ACCOUNTS: The bank accounts set forth in Schedule 4 hereto.

     GAMING GROUP LIABILITIES: (i) All of the Liabilities of the Gaming Group under, or to be retained or assumed by Park Place or any of the Gaming Subsidiaries pursuant to this Agreement or any of the Related Agreements; (ii) the Assumed Debt; (iii) all Liabilities of Park Place and the Gaming Subsidiaries, other than Liabilities specifically associated with the Retained Business (which shall be transferred to Hilton or to a Retained Business Subsidiary in connection with the Distribution); (iv) all Liabilities of Hilton arising out of the Merger Agreement and (v) all other Liabilities of Hilton and its Subsidiaries arising out of, or specifically associated with, any of the Gaming Group Assets or the Gaming Business, including, but not limited to, all Liabilities assumed or incurred by Hilton or its Subsidiaries as a result of the Bally's Acquisition (including, without limitation, all Liabilities assumed or incurred by Hilton under the Bally's Goldberg Agreement), to the extent still outstanding; PROVIDED, HOWEVER, that the Gaming Group Liabilities shall not include (x) any Debt of Hilton or its Subsidiaries other than the Assumed Debt,
(y) any claims, losses, damages, demands, costs, expenses or Liabilities for any Tax (which shall be governed by Sections 6.05 and 9.02 hereof and by the Tax Allocation and Indemnity Agreement) and (z) any Liabilities under the Conrad License Agreements (as defined in the Assignment and License Agreement).

     GAMING LAWS: Foreign Gaming Laws, Louisiana Gaming Laws, Mississippi Gaming Laws, Missouri Gaming Laws, New Jersey Gaming Laws, Nevada Gaming Laws and Ontario Gaming Laws.

     GAMING SUBSIDIARIES: The Subsidiaries of Hilton specified in Schedule 5 and any other Subsidiaries formed after the date hereof to conduct a portion of the Gaming Business.

     GOVERNMENTAL AUTHORITY: Any court, administrative agency or commission or other governmental authority or instrumentality.

     HILTON BOARD: The Board of Directors of Hilton as it is constituted prior to the Distribution Date.

     HILTON COMMON STOCK: The common stock, par value $2.50 per share, of Hilton.

     HILTON CORPORATE SERVICES AGREEMENT: The agreement between Hilton and Park Place governing the provision of services by Hilton to Park Place for a period following the Distribution Date, which agreement shall be entered into on or prior to the Distribution Date in substantially the form attached hereto as Exhibit B.

     HOLDERS: The holders of record of Hilton Common Stock as of the Distribution Record Date.

     HOTEL ANCILLARY FACILITIES: Small gaming facilities which are included as an adjunct to hotel operations.

     INSURANCE ADMINISTRATION: With respect to each Policy (including Self Insurance Programs) shall include, but not be limited to, the accounting for premiums, retrospectively rated premiums, defense costs, adjuster's fees, indemnity payments, deductibles and retentions as appropriate under the terms and conditions of each of the Policies; and the reporting to primary and excess insurance carriers of any losses, claims and/or audit exposure in accordance with Policy provisions, and the distribution of Insurance Proceeds as contemplated by this Agreement.

     INSURANCE PROCEEDS: Those moneys (i) received by an insured from an insurance carrier or (ii) paid by an insurance carrier on behalf of the insured, in either case net of any applicable premium adjustment, retrospectively rated premium, deductible, retention, cost or reserve paid or held by or for the benefit of such insured.

     INSURED CLAIMS: Those Liabilities that, individually or in the aggregate, are covered within the terms and conditions of any of the Policies, whether or not subject to deductibles, co-insurance, uncollectability or retrospectively rated premium adjustments, but only to the extent that such Liabilities are within applicable Policy limits, including aggregates.

     IRS: The Internal Revenue Service or any successor thereto, including but not limited to its agents, representatives and attorneys.

     IRS RULING: The letter ruling issued by the IRS in response to the Ruling Request.

     LAKES: Lakes Gaming, Inc. (formerly known as GCI Lakes, Inc.), a Minnesota corporation and wholly-owned subsidiary of Company.

     LIABILITIES: Any and all debts, liabilities and obligations, absolute or contingent, matured or unmatured, liquidated or unliquidated, accrued or unaccrued, known or unknown, whenever arising, including all costs and expenses relating thereto, and including, without limitation, those debts, liabilities and obligations arising under any law, rule, regulation, Action, threatened Action, order or consent decree of any governmental entity or any award of any arbitrator of any kind, and those arising under any contract, commitment or undertaking.

     LOUISIANA GAMING LAWS: The Louisiana Riverboat Economic Development and Gaming Control Act and the rules and regulations promulgated thereunder.

     MERGER: The merger of Merger Sub with and into Company with Company as the surviving corporation.

     MERGER AGREEMENT: That certain Agreement and Plan of Merger, dated as of June 30, 1998 by and among Hilton, Gaming Co., Inc., a Delaware corporation (n/k/a Park Place Entertainment Corporation), Merger Sub, Company and GCI Lakes, Inc., a Minnesota corporation (n/k/a Lakes Gaming Inc.).

     MERGER SUB: Gaming Acquisition Corporation, a Minnesota corporation and wholly-owned subsidiary of Park Place.

     MISSISSIPPI GAMING LAWS: The Mississippi Gaming Control Act and the rules and regulations promulgated thereunder.

     MISSOURI GAMING LAWS: The Missouri Gaming Law and the rules and regulations promulgated thereunder.

     NET CASH: The sum of (i) net cash provided by (used in) financing activities, (ii) net cash provided by operating activities and (iii) net cash used in investing activities.

     NEVADA GAMING LAWS: The Nevada Gaming Control Act and the rules and regulations promulgated thereunder, the Clark County, Nevada Code and the rules and regulations promulgated thereunder, and the City of Reno, Nevada Code and other applicable local regulations.

     NEW JERSEY GAMING LAWS: shall mean the New Jersey Casino Control Act and the rules and regulations promulgated thereunder.

     ONTARIO GAMING LAWS: The Ontario Gaming Control Act, 1992 and the rules and regulations promulgated thereunder.

     PARK PLACE BOARD: The Board of Directors of Park Place.

     PARK PLACE BYLAWS: The Amended and Restated Bylaws of Park Place.

     PARK PLACE CORPORATE SERVICES AGREEMENT: The agreement between Hilton and Park Place governing the provision of services by Park Place to Hilton for a period following the Distribution Date, which agreement shall be entered into on or prior to the Distribution Date in substantially the form attached hereto as Exhibit B.

     PARK PLACE CERTIFICATE: The Amended and Restated Certificate of Incorporation of Park Place.

     PARK PLACE COMMON STOCK: The common stock, $.01 par value per share, of Park Place.

     PARK PLACE MEMBERS: The meaning specified in the Tax Allocation and Indemnity Agreement.

     PERSON: Any individual, corporation, partnership, firm, joint venture, association, joint-stock company, trust, estate, unincorporated organization, governmental or regulatory body or other entity.

     POLICIES: Insurance policies and insurance contracts of any kind relating to the Gaming Business or the Retained Business as conducted prior to the Distribution Date, including without limitation primary and excess policies, comprehensive general liability policies, automobile, aircraft, workers' compensation, property insurance, crime insurance and boiler and machinery insurance policies and self-insurance and captive insurance company arrangements, together with the rights and benefits thereunder.

     POST-DISTRIBUTION MEMBERS: The meaning specified in the Tax Allocation and Indemnity Agreement.

     PRELIMINARY TRANSFERS: The contribution by Hilton and the Retained Business Subsidiaries to Park Place and the Gaming Subsidiaries, prior to the Distribution, of all of the assets and liabilities of Hilton and the Retained Subsidiaries comprising the Gaming Business and such other assets, liabilities and operations as are described herein.

     PRIVILEGED INFORMATION: All information as to which Hilton, Park Place or any of their Subsidiaries are entitled to assert the protection of a Privilege.

     PRIVILEGES: All privileges that may be asserted under applicable law including, without limitation, privileges arising under or relating to the attorney-client relationship (including but not limited to the attorney-client and work product privileges), the accountant-client privilege, and privileges relating to internal evaluative processes.

     RELATED AGREEMENTS: All of the agreements, instruments, understandings, assignments or other arrangements set forth in writing, which are entered into in connection with the transactions contemplated hereby, including, without limitation, the Conveyancing and Assumption Instruments and the Ancillary Agreements.

     RETAINED BUSINESS: The business conducted by Hilton and its Subsidiaries relating to (i) the sales, marketing, management, ownership, operation, development and franchising of lodging, timeshare and vacation ownership facilities (including those timeshare and vacation ownership facilities located at or associated with the Casino Hotels, and including the ability to sell, market and franchise any such facilities whether or not located at or associated with the Casino Hotels), (ii) the Retained Corporate Functions, (iii) Hilton's strategic alliance with Ladbroke Group PLC and its affiliates (including all interests in joint ventures owned jointly with Ladbroke Group PLC) and (iv) any other operations conducted by Hilton and its Subsidiaries utilizing the Retained Business Group Assets.

     RETAINED BUSINESS GROUP: Hilton and the Retained Business Subsidiaries, collectively.

     RETAINED BUSINESS GROUP ASSETS: (i) All outstanding capital stock of the Retained Business Subsidiaries and all assets of the Gaming Subsidiaries other than the Gaming Group Assets; (ii) the Retained Business Group Books and Records; (iii) the rights of Hilton and the Retained Business Subsidiaries under the Shared Policies; (iv) all of the assets expressly to be retained by, or assigned or allotted to, Hilton or any of the Retained Business Subsidiaries under this Agreement or the Related Agreements; (v) the assets used in connection with the Retained Corporate Functions; (vi) the assets specified in
Schedule 6, to the extent in existence on the Distribution Date; and (vii) any other assets of Hilton and its Subsidiaries used principally in the Retained Business; EXCEPT, in each case, excluding the assets listed in Schedule 3.

     RETAINED BUSINESS GROUP BOOKS AND RECORDS: The books and records (including computerized records) of Hilton and the Retained Business Subsidiaries and any other books and records of Hilton's Subsidiaries which relate principally to the Retained Business Group, are necessary to conduct the Retained Business or are required by law to be retained by Hilton or a Retained Business Subsidiary, including, without limitation, (i) all such books and records relating to Retained Business Group Employees, (ii) all files relating to any Action being retained by Hilton as part of the Retained Business Group Liabilities, and (iii) original corporate minute books, stock ledgers and certificates and corporate seals, and all licenses, leases, agreements and filings, relating to Hilton, the Retained Business Subsidiaries or the Retained Business (but not including the Gaming Group Books and Records, provided that Hilton shall have access to, and shall have the right to obtain duplicate copies of, the Gaming Group Books and Records in accordance with the provisions of Article VII).

     RETAINED BUSINESS GROUP EMPLOYEES: The meaning specified in the Employee Benefits Allocation Agreement.

     RETAINED BUSINESS GROUP LIABILITIES: (i) All of the Liabilities of the Retained Business Group under, or to be retained or assumed by Hilton or any of the Retained Business Subsidiaries pursuant to, this Agreement or any of the Related Agreements; (ii) all Liabilities for payment of outstanding drafts of Hilton and its Subsidiaries existing as of the Distribution Date; (iii) the Retained Debt; (iv) all Liabilities of Hilton and the Retained Business Subsidiaries, other than Gaming Group Liabilities and (v) all other Liabilities of Hilton and its Subsidiaries arising out of, or specifically associated with, any of the Retained Business Group Assets or the Retained Business; PROVIDED, HOWEVER, that the Retained Business Group Liabilities shall not include (x) any Debt of Hilton or its Subsidiaries other than the Retained Debt; (y) any claims, losses, damages, demands, costs, expenses or Liabilities for any Tax (which shall be governed by Sections 6.05 and 9.02 hereof and by the Tax Allocation and Indemnity Agreement) and (z) any Liabilities under the Conrad International Management Agreements (as defined in the Assignment and License Agreement).

     RETAINED BUSINESS SUBSIDIARIES: The Subsidiaries of Hilton specified in
Schedule 7 and any other Subsidiaries formed after the date hereof to conduct a portion of the Retained Business.

     RETAINED CORPORATE FUNCTIONS: The corporate level and support functions of Hilton to be retained by Hilton in connection with the Distribution, as set forth in Schedule 8 hereto.

     RETAINED DEBT: The Debt of Hilton and its Subsidiaries which is to be retained by Hilton and/or the Retained Business Group Subsidiaries in connection with the Distribution, as determined pursuant to Section 2.08.

     RULING REQUEST: The private letter ruling request to be filed by Hilton with the Internal Revenue Service, as supplemented and amended from time to time, with respect to certain tax matters relating to the Distribution, the Merger, and other related matters.

     SEC: The Securities and Exchange Commission.

     SECURITIES ACT: The Securities Act of 1933, as amended.

     SELF INSURANCE PROGRAMS: Those self insured programs maintained by Hilton and/or any of its Subsidiaries prior to the Distribution for the benefit of employees, properties and operating businesses, including without limitation such programs that utilize "fronted policies."

     SHARED POLICIES: All Policies (including Self Insurance Programs), current or past, which are owned or maintained by or on behalf of Hilton and/or any of its Subsidiaries or their respective predecessors which insure both the Retained Business and the Gaming Business.

     SUBSIDIARY: With respect to any Person, (i) each corporation, partnership, joint venture, limited liability company or other legal entity of which such Person owns, either directly or indirectly, 50% or more of the stock or other equity interests, the holders of which are generally entitled to vote for the election of the board of directors or similar governing body of such corporation, partnership, joint venture or other legal entity and (ii) each partnership or limited liability company in which such Person or another Subsidiary of such Person is the general partner, managing partner or otherwise controls.

     TAX OR TAXES: Any federal, state, local or foreign income, gross receipts, license, payroll, employment, excise, severance, stamp, occupation, premium, windfall profits, environmental, customs duties, capital stock, franchise, profits, withholding, social security, unemployment, disability, real property, personal property, sales, use, transfer, registration, value added, alternative or add-on minimum, estimated, or other tax of any kind whatsoever, including any interest, penalty or addition thereto.

     TAX ALLOCATION AND INDEMNITY AGREEMENT: The Tax Allocation and Indemnity Agreement between Hilton and Park Place pursuant to which such parties will provide for the allocation of, and indemnification against, certain tax liabilities, the preparation and filing of certain tax returns and the payment of taxes related thereto and certain related matters, which agreement shall be entered into on or prior to the Distribution Date substantially in the form attached hereto as Exhibit E.

     TAX RETURN(S): With respect to any corporation or Affiliated Group, all returns, reports, estimates, statements, declarations and other filings relating to, or required to be filed by any taxpayer in connection with, the payment or receipt of any refund of any Tax.

     TRANSFERRED EMPLOYEES: The meaning specified in the Employee Benefits Allocation Agreement.

     Section 1.02. TERMS DEFINED ELSEWHERE IN AGREEMENT.

     Each of the following terms is defined in the Section set forth opposite such term:

     Term                                  Section
     ----                                  -------
     1992 Notes                            2.08
     1997 Notes                            2.08
     Agreement                             Recitals
     Committee                             9.14
     Consents                              4.01
     Credit Agreement Debt                 2.08
     Disposition Agreement                 2.03
     Dispute                               9.14
     Gaming Field Cash                     2.07
     Hilton                                Recitals
     Hilton Indemnitees                    5.02
     Indemnifiable Loss                    5.01
     Indemnifying Party                    5.03
     Indemnified Person                    5.03
     Information                           7.02
     Insurance Charges                     8.03
     Lodging Field Cash                    2.07
     Park Place                            Recitals
     Park Place Indemnities                5.01
     Regulatory Approvals                  4.02(g)
     Retained Credit Agreement Debt        2.08
     Amount
     Subordinated Notes                    2.08
     Third Party Claim                     5.04
     Transaction Taxes                     6.05

                                   ARTICLE II.

                               TRANSFER OF ASSETS

     Section 2.01. TRANSFER OF ASSETS TO PARK PLACE.

     On or prior to the Distribution Date, Hilton shall take or cause to be taken all actions necessary to cause the transfer, assignment, delivery and conveyance to Park Place and/or the appropriate Gaming Subsidiaries designated by Park Place of all of Hilton's and its Subsidiaries' right, title and interest in any Gaming Group Assets held, on or prior to the Distribution Date, by Hilton or any Retained Business Subsidiary.

     Section 2.02. TRANSFERS OF ASSETS FROM GAMING SUBSIDIARIES TO HILTON OR RETAINED BUSINESS SUBSIDIARIES.

     On or prior to the Distribution Date, Park Place shall take or cause to be taken all actions necessary to cause the transfer, assignment, delivery and conveyance to Hilton and/or the applicable Retained Business Subsidiaries designated by Hilton of all of Park Place's and the Gaming Subsidiaries' right, title and interest in any Retained Business Group Assets held, on or prior to the Distribution Date, by Park Place or any of the Gaming Subsidiaries.

     Section 2.03. TRANSFERS NOT EFFECTED PRIOR TO THE DISTRIBUTION.

     To the extent that any transfers contemplated by this Article II shall not have been fully effected as of the Distribution Date, the parties shall cooperate to effect such transfers as promptly as shall be practicable following the Distribution Date. Nothing herein shall be deemed to require the transfer of any assets or the assumption of any Liabilities which by their terms or operation of law cannot be transferred or assumed including, without limitation, pursuant to Gaming Laws; PROVIDED, HOWEVER, that Hilton and Park Place and their respective Subsidiaries and Affiliates shall cooperate in seeking to obtain any necessary consents or approvals for the transfer of all assets and Liabilities contemplated to be transferred pursuant to this Agreement including, without limitation, pursuant to Gaming Laws. Notwithstanding the foregoing, any transfers relating to Flamingo Casino Kansas City, Hilton Kansas City Corporation, HKC Partners, Inc. and HKC Advertising, Inc. shall be governed by the terms of that certain Disposition Agreement (the "DISPOSITION AGREEMENT") dated the date hereof, by and among Hilton, Flamingo Hilton Riverboat Casino, L.P., a Missouri limited partnership and Park Place, and the ancillary agreements thereto. To the extent that the terms of this Agreement and the terms of the Disposition Agreement or any ancillary agreement thereto are in conflict, the Disposition Agreement and the related ancillary agreements thereto shall govern. In the event that any such transfer of assets or Liabilities has not been consummated effective as of the Distribution Date, the party retaining such asset or Liability shall thereafter hold such asset in trust for the use and benefit of the party entitled thereto (at the expense of the party entitled thereto) and retain such Liability for the account of the party by whom such Liability is to be assumed pursuant hereto, and take such other actions as may be reasonably required in order to place the parties, insofar as reasonably possible, in the same position as would have existed had such asset been transferred or such Liability been assumed as contemplated hereby. As and when any such asset or Liability becomes transferable, such transfer and assumption shall be effected forthwith. The parties agree that, except as set forth in this Section 2.03, as of the Distribution Date, each party hereto shall be deemed to have acquired complete and sole beneficial ownership over all of the assets, together with all rights, powers and privileges incidental thereto, and shall be deemed to have assumed in accordance with the terms of this Agreement all of the Liabilities, and all duties, obligations and responsibilities incidental thereto, which such party is entitled to acquire or required to assume pursuant to the terms of this Agreement.

     Section 2.04. COOPERATION RE: ASSETS.

     In the case that at any time after the Distribution Date, Park Place reasonably determines that any of the Retained Business Group Assets (other than the assets set forth in Schedule 6) are essential for the conduct of the Gaming Business, or Hilton reasonably determines that any of the Gaming Group Assets (other than the assets set forth in Schedule 3) are essential for the conduct of the Retained Business, and the nature of such assets makes it impracticable for Park Place or Hilton, as the case may be, to obtain substitute assets or to make alternative arrangements on commercially reasonable terms to conduct their respective businesses, and reasonable provisions for the use thereof are not already included in the Related Agreements, then Park Place (with respect to the Gaming Group Assets) and Hilton (with respect to the Retained Business Group Assets) shall cooperate to make such assets available to the other party on commercially reasonable terms, as may be reasonably required for such party to maintain normal business operations. However, (i) the usage of such assets by the other party shall not materially interfere with the use of such assets by the party holding such assets, and (ii) such assets shall be required to be made available only until such time as the other party can reasonably obtain substitute assets or make alternative arrangements on commercially reasonable terms to permit it to maintain normal business operations.

     Section 2.05. NO REPRESENTATIONS OR WARRANTIES; CONSENTS.

     Each of the parties hereto understands and agrees that no party hereto is, in this Agreement, in any Related Agreement, or otherwise, representing or warranting in any way (i) as to the value or freedom from encumbrance of, or any other matter concerning, any assets of such party or (ii) as to the legal sufficiency to convey title to any asset transferred pursuant to this Agreement or any Related Agreement. IT IS ALSO AGREED AND UNDERSTOOD THAT THERE ARE NO WARRANTIES, EXPRESS OR IMPLIED, AS TO THE MERCHANTABILITY OR FITNESS OF ANY OF THE ASSETS EITHER TRANSFERRED TO OR RETAINED BY THE PARTIES, AS THE CASE MAY BE, AND ALL SUCH ASSETS SHALL BE "AS IS, WHERE IS" AND "WITH ALL FAULTS;" PROVIDED, HOWEVER, that the absence of warranties shall have no effect upon the allocation of Liabilities under this Agreement. Each party hereto understands and agrees that no party hereto is, in this Agreement, in any Related Agreement, or otherwise, representing or warranting in any way that the obtaining of any consents or approvals, the execution and delivery of any amendatory agreements and the making of any filings or applications contemplated by this Agreement, any Related Agreement, or otherwise, will satisfy the provisions of any or all applicable laws or judgments or other instruments or agreements relating to such assets, including without limitation, the Gaming Laws. Notwithstanding the foregoing, the parties shall use their good faith efforts to obtain all consents and approvals, including, without limitation, pursuant to the Gaming Laws, to enter into all reasonable amendatory agreements and to make all filings and applications which may be reasonably required for the consummation of the transactions contemplated by this Agreement and the Related Agreements, and shall take all such further reasonable actions as shall be necessary to preserve for each of the Gaming Group and the Retained Business Group, to the greatest extent feasible, the economic and operational benefits of the allocation of assets and liabilities provided for in this Agreement. In case at any time after the Distribution Date any further action is necessary or desirable to carry out the purposes of this Agreement, the proper officers and directors of each party to this Agreement shall take all such necessary or desirable action.

     Section 2.06. CONVEYANCING AND ASSUMPTION INSTRUMENTS.

     In connection with the Preliminary Transfers described in Article II and
Article III hereof, and the assignment of assets and the assumption of Liabilities contemplated by any Related Agreements, the parties shall execute, or cause to be executed by the appropriate entities, the Conveyancing and Assumption Instruments in such forms as the parties shall reasonably agree. The transfer of capital stock and other equity interests shall be effected by means of delivery of stock certificates and executed stock powers and notation on the stock record books of the corporation or other legal entity involved and, to the extent required by applicable law, by notation on public registries.

     Section 2.07. CASH ALLOCATION; CASH MANAGEMENT.

     (a) CASH ALLOCATION ON THE DISTRIBUTION DATE. Subject to Section 2.07(e), the allocation between Hilton and Park Place of all domestic and international cash bank balances, short-term investments and outstanding checks and drafts of Hilton and its Subsidiaries recorded per the books of Hilton and its Subsidiaries shall be in accordance with the following:

          (i) all deposits of cash, checks, drafts or short-term investments made to accounts, other than the Gaming Group Cash Accounts, after the close of business on the Distribution Date shall be remitted to Hilton and/or the appropriate Retained Business Subsidiary; PROVIDED, HOWEVER, that any such deposits that (1) are generated from operations of the Gaming Business shall be remitted to Park Place and/or the appropriate Gaming Subsidiary as promptly as possible and (2) are erroneously made to such accounts shall be redeposited to the correct accounts as promptly as possible;

          (ii) all deposits of cash, checks, drafts or short-term investments made to the Gaming Group Cash Accounts after the close of business on the Distribution Date shall be remitted to Park Place and/or the appropriate Gaming Subsidiary; PROVIDED, HOWEVER, that any such deposits that (1) are generated from operations of the Retained Business shall be remitted to Hilton and/or the appropriate Retained Business Subsidiary as promptly as possible and (2) are erroneously made to such accounts shall be redeposited to the correct accounts as promptly as possible;

          (iii) cash held on the Distribution Date in the ordinary course of business at Casino Hotels or other gaming facilities comprising part of the Gaming Business in an aggregate amount up to $100 million ("GAMING FIELD CASH") shall constitute assets of Park Place and/or the appropriate Gaming Subsidiaries;

          (iv) cash held on the Distribution Date by Park Place representing a corporate cash reserve in an aggregate amount equal to $25 million funded through a borrowing under the Park Place Credit Facility (as defined below) ("GAMING CORPORATE CASH") shall constitute assets of Park Place and/or the appropriate Gaming Subsidiaries;

          (v) cash held on the Distribution Date in the ordinary course of business at lodging or timeshare properties comprising part of the Retained Business in an aggregate amount up to $5 million ("LODGING FIELD CASH") shall constitute assets of Hilton and/or the appropriate Retained Business Subsidiaries;

          (vi) cash held on the Distribution Date by Hilton representing a corporate cash reserve in an aggregate amount equal to $25 million funded through a borrowing under its credit facility ("LODGING CORPORATE CASH") shall constitute assets of Hilton and/or the appropriate Retained Business Subsidiaries; and

          (vii) all cash based on book balances existing as of the Distribution Date, except Gaming Field Cash, Gaming Corporate Cash, Lodging Field Cash, Lodging Corporate Cash and cash unavailable for general corporate purposes (e.g., cash pledged to secure assets), shall be equally divided between Hilton and Park Place.

     (b) CASH MANAGEMENT AFTER THE DISTRIBUTION DATE. All petty cash, depository and disbursement accounts of Hilton (other than the Gaming Group Cash Accounts) shall be retained by Hilton. The Gaming Group Cash Accounts shall be transferred to Park Place, and Park Place shall establish and maintain a separate cash management system and separate accounting records with respect to the Gaming Group Business effective as of 12:01 a.m. New York time on the day following the Distribution Date.

     (c) ORDINARY COURSE OPERATIONS. The parties contemplate and agree that the Gaming Business and the Retained Business, including, but not limited to, the administration, payment and collection of accounts payable and accounts receivable, will be conducted in the ordinary course of business and consistent with past practice prior the Distribution Date.

     (d) CASH ALLOCATIONS AFTER THE YEAR-END. Notwithstanding anything to the contrary herein, (i) Net Cash generated after December 31, 1998 from operations of the Retained Business (regardless of whether the Distribution has occurred) shall be retained by Hilton, (ii) Net Cash generated after December 31, 1998 from operations of the Gaming Business (regardless of whether the Distribution has occurred) shall be retained by Gaming Co, and (iii) in the event the Distribution has not occurred by December 31, 1998, the allocations of cash set forth in Section 2.07(a) shall be made as of December 31, 1998.

     (e) CASH TRUE-UP. In the event that the parties cannot fully and finally determine the cash allocations set forth in Section 2.07(a) as of the Distribution Date, the allocation of cash as of such date shall be provisional (based on the best data available as of such date) and the parties shall make an appropriate "true up" payment as promptly as practicable (but in no event later than February 19, 1999) after all the facts necessary for such a payment can be ascertained.

     Section 2.08. ALLOCATION OF DEBT. (1)

     Debt will be allocated as follows:

     (a) Debt secured by Retained Business Group Assets, or otherwise specifically associated with the Retained Business, will be assumed or retained by Hilton and/or the appropriate Retained Business Subsidiaries. As of November 30, 1998, such Debt comprises (v) IRB financings of the Atlanta Airport Hilton and the New Orleans Airport Hilton (in the amounts of $50 million and $32 million, respectively), (w) two mortgages on the New Orleans Hilton (in the amounts of $46 million and $52 million, respectively), (x) the unsecured credit facility relating to the Hilton Hawaiian Village (in the amount of $480 million), (y) one mortgage on the Pointe Tapatio Hilton (in the amount of $48 million) and (z) $3 million of other Debt.

     (b) Debt secured by Gaming Group Assets, or otherwise specifically associated with the Gaming Business, will be assumed or retained by Park Place and/or the appropriate Gaming Subsidiaries. As of November 30, 1998, such Debt comprises (i) $11 million of secured Debt relating to the Belle of Orleans riverboat, and (ii) $3 million of other Debt.

     (c) Except as provided by Section 2.08(d), Hilton's public bond Debt will be Retained Debt. As of November 30, 1998, such Debt consists of (i) $500 million of unsecured 5% convertible subordinated notes due 2006 (the "SUBORDINATED NOTES"), (ii) $1.4 billion of


-------------------
(1) All amounts set forth in this Section 2.08 are approximate and represent gross principal amounts.

unsecured senior notes issued in 1997, with various interest rates and maturities ranging from 2002 to 2017 (the "1997 NOTES"), (iii) $267.6 million of unsecured 7.7% notes issued in 1992 and due in 2002 (the "1992 NOTES") and (iv) unsecured medium-term notes, Series A and Series B, due 1998 through 2001 ($77.6 million currently outstanding).

     (d) Debt allocated to Park Place in the Debt Assumption Agreement will be assumed by Park Place.

     (e) Debt under Hilton's credit agreement and related commercial paper program ("CREDIT AGREEMENT DEBT") will be refinanced, in part, by a new credit facility obtained by Park Place. Except as provided by Section 2.08(g), Hilton will retain an amount of the Credit Agreement Debt (the "RETAINED CREDIT AGREEMENT DEBT AMOUNT") equal to the amount set forth in Schedule 9 PLUS the amount of option cash-outs attributable to Retained Business Group employees, if any (which Debt shall constitute a part of the Retained Debt). Park Place will refinance the remainder of the Credit Agreement Debt (which Debt shall constitute a part of the Assumed Debt). The parties acknowledge that this
Section 2.08(e) is intended to equalize the Debt (excluding any Debt -- or reductions thereof -- associated with the items referred to in Sections 2.08(e)(i) through (e)(viii) below (the "SPECIAL ALLOCATIONS")) between Hilton and Park Place as of December 31, 1998, giving pro forma effect to the Distribution and the Merger assuming they had occurred on December 31, 1998. Once equalized, the Debt of each company will then be adjusted according to the Special Allocations. Any Debt increases or decreases subsequent to December 31, 1998 will be allocated in accordance with Section 2.08(g). If the Merger does not occur after the Distribution, the parties hereto shall reallocate the Debt (excluding any Debt -- or reductions thereof -- associated with the Special Allocations) between Hilton and Park Place to equalize it as of December 31, 1998, giving pro forma effect solely to the Distribution assuming it had occurred on December 31, 1998. Once re-equalized, the Debt of each company will then be adjusted according to the Special Allocations. Any Debt increases or decreases subsequent to such date will be allocated in accordance with Section 2.08(g). The parties intend that all Special Allocations of cash shall be used to reduce the total Debt allocated to the subject company.

          (i) Debt equal to $83,274,300, representing the purchase price paid by Hilton and/or the relevant Retained Business Subsidiary in connection with the purchase of the Sheraton Torrey Pines, Debt equal to $2,000,000, representing the deposits paid by Hilton and/or the relevant Retained Business Subsidiary in connection with the contemplated purchase of the Radisson Plaza Hotel at Mark Center in Alexandria, Virginia ($1,500,000) and the Back Bay Hilton in Boston, Massachusetts ($500,000) and Debt equal to $25 million, representing the Lodging Corporate Cash shall be allocated to Hilton;

          (ii) Debt equal to $620,000, representing the purchase price paid by Park Place and/or the relevant Gaming Subsidiary in connection with the purchase of 101 Hemsley in Northfield, New Jersey, Debt equal to $206,597, representing the expenditures incurred by Park Place and/or the relevant Gaming Subsidiary in 1998 in connection with the construction of the pedestrian bridge between Caesars Palace and the Flamingo Hilton-Las Vegas, Debt equal to $1,000,000, representing the deposit paid by Park Place and/or the relevant Gaming Subsidiary in connection with the contemplated purchase of the Gulfstream IV, Debt equal to $9,630,000, representing the expenses paid by Hilton in connection with the offering and sale of Park Place's $400 million 77/8% Senior Subordinated Notes due 2005 (the "SENIOR SUBORDINATED NOTE OFFERING") and Debt equal to $25 million, representing the Gaming Corporate Cash shall be allocated to Park Place;

          (iii) cash equal to $22,892,054 representing 100% of the cash value assigned to the Flamingo Casino - Kansas City shall be allocated to Park Place;

          (iv) subject to the true-up provision set forth in Section 2.08(f) below, cash equal to (A) 50% of the following total (1) the book balances of Unrestricted Cash of Company (as defined in the Merger Agreement), less
     (2) cash unavailable for general corporate purposes (e.g., cash pledged to secure assets), (3) cash reserved for the payment of trade payables, less
     (4) cash generated from the sale of the assets pursuant to the Asset Purchase Agreement dated October 15, 1998 by and between BL Development Corp. and the Robinsonville Commerce Utility District, plus (5) cash in an amount equal to Trade accounts receivable, and (B) 50% of the excess (if any) of any insurance proceeds received by Company or its affiliates relating to all damage claims arising from Hurricane Georges in excess of any related property damage expenditures, shall be allocated to Hilton;

          (v) cash equal to $9,010,954, representing 50% of the Tax benefit expected to be realized by (1) the consolidated group of which Park Place is the common parent in 1999 resulting from the payment of tender and defeasance premiums and related expenses in connection with the tender offer for the First Mortgage Notes (as defined in the Merger Agreement) and
     (2) the consolidated group of which Park Place is the common parent in 1999 resulting from the payment of defeasance premiums and related expenses in connection with the defeasance of the Senior Notes (as defined in the Merger Agreement), shall be allocated to Hilton;

          (vi) cash equal to $1,094,089, representing a portion of the present value (assuming a discount rate of 12%) of the Tax benefits expected to be realized by Park Place in the years 1999 through and including 2003 resulting from the payment of fees and expenses in connection with the Five Year Credit Agreement dated as of the date hereof by and between, among others, Park Place and Bank of America National Trust and Savings Association, as Administrative Agent ("BOA") and the Short Term Credit Agreement dated as of December 31, 1998 by and between, among others, Park Place and BOA (collectively, the "PARK PLACE CREDIT FACILITY"), shall be allocated to Hilton;

          (vii) Debt equal to $3,907,828, representing a portion of the fees and expenses paid by Park Place in connection with the Park Place Credit Facility that are included in the calculation of the Total Debt of Company (as defined in the Merger Agreement) shall be allocated to Hilton; and

          (viii) cash equal to $1,250,000, representing 50% of the credit relating to the Goldman Sachs, shall be allocated to Hilton.

     (f) In the event that the parties cannot fully and finally determine the allocation of Debt as set forth in this Section 2.08 as of the Distribution Date, the allocation of Debt as of such date shall be provisional (based on the best data available as of such date) and the parties shall make an appropriate "true up" adjustment as promptly as practicable (but in no event later than February 19, 1999) after all facts necessary for a final determination of Debt can be ascertained.

     (g) Notwithstanding anything to the contrary herein, (i) any increases (decreases) in Debt incurred (repaid) after December 31, 1998 arising out of operations of the Retained Business (regardless of whether the Distribution has occurred) shall be attributed to Hilton and (ii) any increases (decreases) in Debt incurred (repaid) after December 31, 1998 arising out of operations of the Gaming Business (regardless of whether the Distribution has occurred) shall be attributed to Park Place; and, to the extent such increases (decreases) are not already given effect in the definition of Net Cash and the allocations thereof pursuant to Section 2.07(d), such increases (decreases) shall increase or decrease (as applicable) the Debt allocated to Hilton or Park Place (as applicable).

     Section 2.09. ANCILLARY AGREEMENTS BETWEEN HILTON AND PARK PLACE.

     On or prior to the Distribution Date, Hilton and Park Place shall enter into the Ancillary Agreements.

                                  ARTICLE III.

                   ASSUMPTION AND SATISFACTION OF LIABILITIES

     Section 3.01. ASSUMPTION AND SATISFACTION OF LIABILITIES.

     Except as set forth in one or more of the Related Agreements, from and after the Distribution Date, (a) Park Place shall, and/or shall cause the Gaming Subsidiaries to, assume, pay, perform and discharge in due course all of the Gaming Group Liabilities, and (b) Hilton shall, and/or shall cause the Retained Business Subsidiaries to, assume, pay, perform and discharge in due course all of the Retained Business Group Liabilities.

                                  ARTICLE IV.

                                THE DISTRIBUTION

     Section 4.01. COOPERATION PRIOR TO THE DISTRIBUTION.

     (a) Park Place and Hilton shall cooperate in preparing, filing with the SEC and causing to become effective any registration statements or amendments thereof which are appropriate to reflect the establishment of, or amendments to, any employee benefit plans and other plans contemplated by the Employee Benefits Allocation Agreement.

     (b) Park Place and Hilton shall take all such action as may be necessary or appropriate under the securities or blue sky laws of states or other political subdivisions of the United States in connection with the transactions contemplated by this Agreement and the Related Agreements.

     (c) Park Place and Hilton shall use all reasonable efforts to obtain any governmental or third-party consents or approvals necessary or desirable in connection with the transactions contemplated hereby, including, without limitation, pursuant to the Gaming Laws ("CONSENTS").

     (d) Park Place and Hilton will use all reasonable best efforts to take, or cause to be taken, all actions, and to do, or cause to be done, all things necessary or desirable under applicable law, to consummate the transactions contemplated under this Agreement and the Related Agreements, including, but not limited to, actions related to the satisfaction of the conditions indicated in
Section 4.02 below.

     Section 4.02. HILTON BOARD ACTION; CONDITIONS PRECEDENT TO THE
DISTRIBUTION.

     The Hilton Board shall, in its sole discretion, establish the Record Date and the Distribution Date and any appropriate procedures in connection with the Distribution. In no event shall the Distribution occur unless the following conditions shall have been satisfied:

     (a) the transactions contemplated in Article II and Article III shall have been consummated in all material respects;

     (b) the Park Place Board, comprised as contemplated by Section 6.01, shall have been elected by Hilton Hotels U.S.A., Inc., a Delaware corporation, as sole stockholder of Park Place, and the Park Place Certificate and Park Place Bylaws shall have been adopted and shall be in effect;

     (c) the IRS Ruling shall have been granted in form and substance satisfactory to the Hilton Board, the IRS Ruling shall not have been withdrawn by the IRS and the representations made to the IRS therein shall be true in all material respects;

     (d) the Form 10 shall have been declared effective by the SEC;

     (e) the Park Place Common Stock shall have been approved for trading on the New York Stock Exchange (or such other securities exchange comprising the principal securities exchange or market on which the Park Place Common Stock is listed), subject to official notice of issuance;

     (f) each of Park Place and Hilton shall have executed and delivered the Related Agreements to which it is a party and each of the transactions contemplated by the Related Agreements to be consummated on or prior to the Distribution Date shall have been consummated;

     (g) all necessary regulatory approvals, registrations, licenses, finding of suitability (collectively, the REGULATORY APPROVALS") and consents of third parties shall have been received, including, without limitation, any required approvals under the Gaming Laws, except for any such Regulatory Approvals or consents the failure of which to obtain would not have a material adverse effect on the business, operations or condition (financial or otherwise) of either Hilton or Park Place;

     (h) the Board of Directors of Hilton shall be satisfied that (i) at the time of the Distribution and after giving effect to the Distribution and the transactions contemplated under the Related Agreements, Hilton will not be insolvent (in that, both before and immediately following the Distribution, (1) the fair market value of Hilton's assets would exceed Hilton's liabilities, (2) Hilton would be able to pay its liabilities as they mature and become absolute and (3) Hilton would not have unreasonably small capital with which to engage in its business) and (ii) the Distribution would be permitted under Section 170(a) of the Delaware General Corporation Law; and at the Board of Directors' discretion, Hilton shall have received the opinion of a financial advisor or other appraisal or valuation expert selected by Hilton, in form and substance satisfactory to Hilton, as to the matters set forth above, and such opinion shall not have been withdrawn;

     (i) Park Place shall have obtained, or Hilton shall have obtained for Park Place, insurance (or binders therefor) providing coverage to Park Place similar to the coverage provided by insurance in place prior to the Distribution Date;

     (j) financing arrangements with respect to Hilton and Park Place satisfactory to the Hilton Board shall be in place;

     (k) Park Place shall have executed and delivered the Debt Assumption Agreement, which shall be in full force and effect;

     (l) Hilton shall have received stockholder ratification of the Distribution at a meeting of stockholders;

     (m) the Merger Agreement shall be in full force and effect and no material breach shall exist thereunder; and

     (n) Each condition to the consummation of the Merger, other than the condition set forth in Section 8.1(g) of the Merger Agreement relating to the consummation of the Distribution, shall have been fulfilled or waived by the party for whose benefit such condition exists; PROVIDED, HOWEVER, that (x) any such condition may be waived by the Hilton Board in its sole discretion, and (y) the satisfaction of such conditions shall not create any obligation on the part of Hilton or any other party hereto to effect the Distribution or in any way limit Hilton's power of termination set forth in Section 9.08 or alter the consequences of any such termination from those specified in such Section.

     Section 4.03. THE DISTRIBUTION.

     On the Distribution Date, or as soon thereafter as practicable, subject to the conditions and rights of termination set forth in this Agreement, Hilton shall deliver to the Agent, for the benefit of the Holders, a share certificate representing all of the then outstanding shares of Park Place Common Stock owned by Hilton, endorsed in blank, and shall instruct the Agent to distribute to each Holder, on or as soon as practicable following the Distribution Date, a certification, or if requested by such Holder, a certificate, representing one share of Park Place Common Stock for each share of Hilton Common Stock so held. Park Place agrees to provide all share certificates that the Agent shall require in order to effect the Distribution.

                                   ARTICLE V.

                                INDEMNIFICATION

     Section 5.01. INDEMNIFICATION BY HILTON.

     Except as otherwise expressly set forth in a Related Agreement, Hilton shall indemnify, defend and hold harmless Park Place and each of the Gaming Subsidiaries, and each of their respective past or present directors, officers, employees, agents and Affiliates and each of the heirs, executors, successors and assigns of any of the foregoing (the "PARK PLACE INDEMNITEES") from and against any and all losses, Liabilities, damages and expenses (including, without limitation, the reasonable costs and expenses, including reasonable attorneys' fees, in connection with any such investigations, Actions or threatened Actions) (collectively, "INDEMNIFIABLE LOSSES" and, individually, an "INDEMNIFIABLE LOSS") incurred or suffered by any of the Park Place Indemnitees and arising out of or due to the failure or alleged failure of Hilton, any Retained Business Subsidiary, or any of their respective Affiliates to pay, perform or otherwise discharge in due course any of the Retained Business Group Liabilities.

     Section 5.02. INDEMNIFICATION BY PARK PLACE.

     Except as otherwise expressly set forth in a Related Agreement, Park Place shall indemnify, defend and hold harmless Hilton and each of the Retained Business Subsidiaries, and each of their respective past or present directors, officers, employees, agents and Affiliates and each of the heirs, executors, successors and assigns of any of the foregoing (the "HILTON INDEMNITEES") from and against any and all Indemnifiable Losses incurred or suffered by any of the Hilton Indemnitees and arising out of or due to the failure or alleged failure of Park Place, any Gaming Subsidiaries, or any of their respective Affiliates to pay, perform or otherwise discharge in due course any of the Gaming Group Liabilities.

     Section 5.03. INSURANCE PROCEEDS.

     The amount which any party (an "INDEMNIFYING PARTY") is or may be required to pay to or on behalf of any other Person (an "INDEMNIFIED PERSON") pursuant to
Section 5.01 or Section 5.02 shall be reduced (including, without limitation, retroactively) by any Insurance Proceeds or other amounts actually recovered by or on behalf of such Indemnified Person in reduction of the related Indemnifiable Loss. If an Indemnified Person shall have received the payment required by this Agreement from an Indemnifying Party in respect of an Indemnifiable Loss and shall subsequently actually receive Insurance Proceeds, or other amounts in respect of such Indemnifiable Loss as specified above, then such Indemnified Person shall pay to such Indemnifying Party a sum equal to the amount of such Insurance Proceeds or other amounts actually received.

     Section 5.04. PROCEDURE FOR INDEMNIFICATION.

     (a) Except as may be set forth in a Related Agreement, if an Indemnified Person shall receive written notice of the assertion by a Person (including, without limitation, any Governmental Authority) who is not a party to this Agreement or to any of the Related Agreements of any claim or of the commencement by any such Person of any Action with respect to which an Indemnifying Party may be obligated to provide indemnification pursuant to this Agreement (a "THIRD-PARTY CLAIM"), such Indemnified Person shall give the Indemnifying Party written notice thereof promptly after becoming aware of such Third-Party Claim; PROVIDED, that the failure of any Indemnified Person to give notice as required by this Section 5.04 shall not relieve the Indemnifying Party of its obligations under this Article V, except to the extent that such Indemnifying Party is materially prejudiced by such failure to give notice. Such notice shall describe the Third-Party Claim in reasonable detail, and shall indicate the amount (estimated if necessary) of the Indemnifiable Loss that has been claimed against or may be sustained by such Indemnified Person.

     (b) Within 15 days of the receipt of notice from an Indemnified Person in accordance with Section 5.04(a) (or sooner, if the nature of such Third-Party Claim so requires), the Indemnifying Party shall notify the Indemnified Person of its election whether to assume responsibility for such Third-Party Claim (provided that if the Indemnifying Party does not so notify the Indemnified Person of its election within 15 days after receipt of such notice from the

Indemnified Person, the Indemnifying Party shall be deemed to have elected not to assume responsibility for such Third-Party Claim). An election not to assume responsibility for such Third-Party Claim may only be made in the event of a good faith dispute that a Third-Party Claim is not covered as an Indemnifiable Loss under the grounds specified in Section 5.01 or 5.02, as the case may be. Subject to Section 5.04(e) hereof, an Indemnifying Party may elect to defend or to seek to settle or compromise, at such Indemnifying Party's own expense and by counsel reasonably satisfactory to the Indemnified Person, any Third-Party Claim, PROVIDED that (i) the Indemnifying Party must confirm in writing that it agrees that the Indemnified Person is entitled to indemnification hereunder in respect of such Third-Party Claim and (ii) no compromise or settlement shall be made without the prior written consent of the Indemnified Person, which consent shall not be unreasonably withheld.

     (c) In the event that the Indemnifying Party elects to assume responsibility for the Third-Party Claim, pursuant to Section 5.04(b) above, (i) the Indemnified Person shall cooperate in the defense or settlement or compromise of such Third-Party Claim, including making available to the Indemnifying Party any personnel and any books, records or other documents within the Indemnified Person's control or which it otherwise has the ability to make available that are necessary or appropriate for the defense of the Third-Party Claim, (ii) the Indemnifying Party shall keep the Indemnified Person reasonably informed regarding the strategy, status and progress of the defense of the Third-Party Claim, and (iii) the Indemnifying Party shall consider, in good faith, the opinions and suggestions of the Indemnified Person with respect the Third-Party Claim. After notice from an Indemnifying Party to an Indemnified Person of its election to assume responsibility for a Third-Party Claim, such Indemnifying Party shall not be liable to such Indemnified Person under this
Article V for any legal or other costs or expenses (except costs or expenses approved in advance by the Indemnifying Party) subsequently incurred by such Indemnified Person in connection with the defense thereof; PROVIDED, that if the defendants in any such claim include both the Indemnifying Party and one or more Indemnified Persons and in such Indemnified Persons' reasonable judgment a conflict of interest between such Indemnified Persons and such Indemnifying Party exists in respect of such claim, such Indemnified Persons shall have the right to employ separate counsel and in that event the reasonable fees, costs and expenses of such separate counsel (but not more than one separate counsel reasonably satisfactory to the Indemnifying Party) shall be paid by such Indemnifying Party.

     (d) If an Indemnifying Party elects not to assume responsibility for a Third-Party Claim, the Indemnified Person may defend or (subject to the following sentence) seek to compromise or settle such Third-Party Claim. Notwithstanding the foregoing, an Indemnified Person may not settle or compromise any claim without prior written notice to the Indemnifying Party, which shall have the option within ten days following the receipt of such notice
(i) to disapprove the settlement and to then assume all past and future responsibility for the claim, including immediately reimbursing the Indemnified Person for prior expenditures in connection with the claim, (ii) to disapprove the settlement and continue to refrain from participation in the defense of the claim, in which event the Indemnified Person may, in its sole discretion, proceed with the settlement and the Indemnifying Party shall have no further right to contest the amount or reasonableness of the settlement, (iii) to approve and pay the amount of the settlement, reserving the Indemnifying Party's right to contest the Indemnified Person's right to indemnity, or (iv) to approve and pay the settlement. In the event the Indemnifying Party makes no response to such written notice, the Indemnifying Party shall be deemed to have elected option (ii). When the Indemnifying Party chooses, or is deemed to have chosen, option (ii) or (iii), the issue of whether the Indemnified Person has a right to indemnity under this
Article V shall be resolved by arbitration pursuant to the provisions of Section
9.14 hereof. If the Indemnifying Party does not prevail at such arbitration, the Indemnifying Party shall promptly reimburse the Indemnified Person for all Indemnifiable Losses, plus interest on such amounts at the lower of (i) 10 % or
(ii) the highest legal interest rate, accruing from the date of payment by the Indemnified Person.

     (e) Notwithstanding the foregoing, if an Indemnified Person reasonably and in good faith determines that (i) the Indemnifying Party is not financially capable to defend a Third-Party Claim and to provide full indemnification with respect to any settlement thereof or (ii) the Indemnifying Party or such Indemnifying Party's attorney is not adequately representing the Indemnified Person's interests with respect to such Third-Party Claim, the Indemnified Person may, by notice to the Indemnifying Party, assume the exclusive right to defend, compromise or settle such Third-Party Claim and the Indemnifying Party shall remain responsible for, and be bound by the resolution of, such Third-Party Claim.

     (f) Any claim on account of an Indemnifiable Loss which does not result from a Third-Party Claim shall be asserted by written notice given by the Indemnified Person to the applicable Indemnifying Party. Such Indemnifying Party shall have a period of 15 days after the receipt of such notice within which to respond thereto. If such Indemnifying Party does not respond within such 15-day period, such Indemnifying Party shall be deemed to have refused to accept responsibility to make payment. If such Indemnifying Party does not respond within such 15-day period or rejects such claim in whole or in part, such Indemnified Person shall be free to pursue such remedies as may be available to such party under applicable law or under this Agreement.

     (g) In addition to any adjustments required pursuant to Section 5.03, if the amount of any Indemnifiable Loss shall, at any time subsequent to the payment required by this Agreement, be reduced by recovery, settlement or otherwise, the amount of such reduction, less any expenses incurred in connection therewith, shall promptly be repaid by the Indemnified Person to the Indemnifying Party.

     (h) In the event of payment by an Indemnifying Party to any Indemnified Person in connection with any Third-Party Claim, such Indemnifying Party shall be subrogated to and shall stand in the place of such Indemnified Person as to any events or circumstances in respect of which such Indemnified Person may have any right or claim relating to such Third-Party Claim against any claimant or plaintiff asserting such Third-Party Claim or against any other party that may be liable. Such Indemnified Person shall cooperate with such Indemnifying Party in a reasonable manner, and at the cost and expense of such Indemnifying Party, in prosecuting any subrogated right or claim.

     Section 5.05. REMEDIES CUMULATIVE.

     The remedies provided in this Article V shall be cumulative and shall not preclude assertion by any Indemnified Person of any other rights or the seeking of any and all other remedies against any Indemnifying Party.

     Section 5.06. SURVIVAL OF INDEMNITIES.

     The obligations of each of Park Place and Hilton under this Article V shall survive the sale or other transfer by it of any assets or businesses or the assignment by it of any Liabilities, with respect to any Indemnifiable Loss of the other related to such assets, businesses or Liabilities.

                                  ARTICLE VI.

                           CERTAIN ADDITIONAL MATTERS

     Section 6.01. PARK PLACE BOARD.

     Park Place and Hilton shall take all actions which may be required to appoint as officers and directors of Park Place those persons named in the Form 10 (as may be altered or supplemented prior to the date hereof by the Hilton Board and the Park Place Board) to constitute, effective as of the Distribution Date, the officers and the directors of Park Place.

     Section 6.02. RESIGNATIONS; HILTON BOARD.

     (a) Park Place shall cause all of its directors and the Transferred Employees to resign, effective as of the Distribution Date, from all boards of directors or similar governing bodies of Hilton or any of the Retained Business Subsidiaries on which they serve, and from all positions as officers or employees of Hilton or any of the Retained Business Subsidiaries in which they serve, except that (i) Steven Bollenbach will be President, Chief Executive Officer and a Director of Hilton and will be Chairman of the Board of Directors of Park Place and (ii) Arthur Goldberg will be a Director of both Hilton and Park Place and Chief Executive Officer of Park Place. Hilton shall cause all of its directors and the Retained Business Group Employees to resign from all boards of directors or similar governing bodies of Park Place or any of the Gaming Subsidiaries on which they serve, and from all positions as officers or employees of Park Place or any of the Gaming Subsidiaries in which they serve, except as set forth in Schedule 10.

     Section 6.03. PARK PLACE CERTIFICATE AND BYLAWS.

     On or prior to the Distribution Date, Park Place shall adopt the Park Place Certificate and the Park Place Bylaws, and shall file the Park Place Certificate with the Secretary of State of the State of Delaware. Hilton shall provide all necessary shareholder approvals for the Park Place Certificate prior to the filing of the Park Place Certificate with the Secretary of State of the State of Delaware.

     Section 6.04. CERTAIN POST-DISTRIBUTION TRANSACTIONS.

     Each of Hilton and Park Place shall, and shall cause each of their respective Subsidiaries to, comply in all material respects with each representation, covenant and statement made, or to be made, to any taxing authority in connection with the IRS Ruling or any other ruling obtained, or to be obtained, by Hilton and Park Place acting together, from any such taxing authority with respect to any transaction contemplated by this Agreement.

     Section 6.05. SALES AND TRANSFER TAXES.

     Hilton and Park Place agree to cooperate to determine the amount of sales, transfer or other Taxes, including, without limitation, all real estate, patent, trademark and transfer taxes and recording fees, but excluding any Income Taxes, as defined in the Tax Allocation and Indemnity Agreement) incurred in connection with the Distribution and other transactions contemplated by the Agreement (the "TRANSACTION TAXES"). Hilton agrees to file promptly and timely the Tax Returns for such Transaction Taxes and Park Place will join in the execution of any such Tax Returns or other documentation. Financial responsibility for payment of all such Transaction Taxes shall be shared equally between Hilton and Park Place.

     Section 6.06. PARK PLACE RIGHTS PLAN.

     Effective as of the Distribution Date, Park Place shall adopt a shareholder rights plan which shall be substantially similar to the shareholder rights plan of Hilton in effect as of the Distribution Date.

     Section 6.07. TIMESHARE AND VACATION OWNERSHIP FACILITIES.

     Subject to the terms set forth on Schedule 11 hereto, Hilton shall have the exclusive right for 15 years to sell and market timeshare and vacation ownership interests from sites located within any now or future existing Casino Hotel operated by any member of the Gaming Group; PROVIDED, HOWEVER, that Hilton shall not be entitled to exercise such right with respect to any particular Casino Hotel if and only if (i) Hilton is not selling or marketing timeshare and vacation ownership interests at such Casino Hotel, (ii) Park Place receives a bona fide offer from an unaffiliated third party to (1) commence timeshare and vacation ownership sales at such Casino Hotel and (2) pay a fee to Park Place for such marketing and sales on a basis comparable to the fees being paid by Hilton to Park Place at the other Casino Hotels where Hilton is selling and marketing timeshare and vacation ownership interests, and (iii) Hilton elects, for a period of 90 days, not to commence timeshare and vacation ownership sales at such Casino Hotel. In addition, Park Place shall, prior to developing any timeshare or vacation ownership facilities at any Casino Hotel or at any other location during such 15 year term, offer to Hilton the right to proceed with any such development (the "FIRST OFFER"). If Hilton (a) does not accept the First Offer and commence development of such timeshare or vacation ownership facility within a period of 120 days or (b) notifies Park Place in writing that it does not accept such First Refusal Option, then, (i) Park Place shall be entitled to develop the subject timeshare and vacation ownership facility (the "NEW FACILITY") and (ii) Hilton shall not be entitled to sell and market timeshare and vacation ownership interests in the New Facility; PROVIDED, that Hilton shall be entitled to sell and market timeshare and vacation ownership interests in other facilities from the Casino Hotel located next to the New Facility.

                                  ARTICLE VII.

                       ACCESS TO INFORMATION AND SERVICES

     Section 7.01. PROVISION OF CORPORATE RECORDS.

     (a) Except as may otherwise be provided in a Related Agreement, Hilton shall arrange as soon as practicable following the Distribution Date, to the extent not previously delivered in connection with the transactions contemplated in Article II, for the transportation (at Park Place's cost) to Park Place of the Gaming Group Books and Records in its possession, except to the extent such items are already in the possession of Park Place or a Gaming Subsidiary. The Gaming Group Books and Records shall be the property of Park Place, but the Gaming Group Books and Records that reasonably relate to Hilton or the Retained Business shall be available to Hilton for review and duplication until Hilton shall notify Park Place in writing that such records are no longer of use to Hilton.

     (b) Except as may otherwise be provided in a Related Agreement, Park Place shall arrange as soon as practicable following the Distribution Date, to the extent not previously delivered in connection with the transactions contemplated in Article II, for the transportation (at Hilton's cost) to Hilton of the Retained Business Group Books and Records in its possession, except to the extent such items are already in the possession of Hilton or a Retained Business Subsidiary. The Retained Business Group Books and Records shall be the property of Hilton, but the Retained Business Group Books and Records that reasonably relate to Park Place or the Gaming Business shall be available to Park Place for review and duplication until Park Place shall notify Hilton in writing that such records are no longer of use to Park Place.

     Section 7.02. ACCESS TO INFORMATION.

     Except as otherwise provided in a Related Agreement, from and after the Distribution Date, Hilton shall afford to Park Place and its authorized accountants, counsel and other designated representatives reasonable access (including using reasonable efforts to give access to persons or firms possessing information) and duplicating rights during normal business hours to all records, books, contracts, instruments, computer data and other data and information relating to pre-Distribution operations (collectively, "INFORMATION") within Hilton's possession or control, insofar as such access is reasonably required by Park Place for the conduct of its business, subject to appropriate restrictions for classified or Privileged Information. Similarly, except as otherwise provided in a Related Agreement, Park Place shall afford to Hilton and its authorized accountants, counsel, and other designated representatives reasonable access (including using reasonable efforts to give access to persons or firms possessing information) and duplicating rights during normal business hours to Information within Park Place's possession or control, insofar as such access is reasonably required by Hilton for the conduct of its business, subject to appropriate restrictions for classified or Privileged Information. Information may be requested under this Article VII for the legitimate business purposes of either party, including without limitation, audit, accounting, claims (including claims for indemnification hereunder), litigation and tax purposes, as well as for purposes of fulfilling disclosure and reporting obligations and for performing this Agreement and the transactions contemplated hereby.

     Section 7.03. PRODUCTION OF WITNESSES.

     At all times from and after the Distribution Date, each of Park Place and Hilton shall use reasonable efforts to make available to the other, upon written request, its and its Subsidiaries' officers, directors, employees and agents as witnesses to the extent that such persons may reasonably be required in connection with any Action.

     Section 7.04. REIMBURSEMENT.

     Except to the extent otherwise contemplated in any Related Agreement, a party providing Information or witnesses to the other party under this Article VII shall be entitled to receive from the recipient, upon the presentation of invoices therefor, payments of such amounts, relating to supplies, disbursements and other out-of-pocket expenses (at cost) of employees who are witnesses or otherwise furnish assistance (at cost), as may be reasonably incurred in providing such Information or witnesses. Notwithstanding the foregoing, the parties acknowledge that a party providing Information or witnesses shall not be entitled to receive reimbursement of salary or other compensation expenses relating to any employees providing such Information or acting as such witnesses.

     Section 7.05. RETENTION OF RECORDS.

     Except as otherwise required by law or agreed to in a Related Agreement or otherwise in writing, each of Park Place and Hilton may destroy or otherwise dispose of any of the Information which is material Information and is not contained in other Information retained by the other, only after the later to occur of (i) all applicable statutes of limitations (including any waivers or extensions thereof) with respect to Tax Returns which Hilton or Park Place, as the case may be, may be obligated to file on behalf of Park Place Members or Post-Distribution Members, as the case may be, and (ii) any retention period required by law or pursuant to any record retention agreement, provided that, prior to such destruction or disposal, (a) it shall provide no less than 90 or more than 120 days advance written notice to the other, specifying in reasonable detail the Information proposed to be destroyed or disposed of and (b) if a recipient of such notice shall request in writing prior to the scheduled date for such destruction or disposal that any of the Information proposed to be destroyed or disposed of be delivered to such requesting party, the party proposing the destruction or disposal shall promptly arrange for the delivery of such of the Information as was requested at the expense of the party requesting such Information.

     Section 7.06. CONFIDENTIALITY.

     Each of Hilton and its Subsidiaries on the one hand, and Park Place and its Subsidiaries on the other hand, shall hold, and shall cause its consultants and advisors to hold, in strict confidence, all Information concerning the other in its possession or furnished by the other or the other's representatives pursuant to this Agreement (except to the extent that such Information has been (i) in the public domain through no fault of such party or (ii) later lawfully acquired from other sources by such party), and each party shall not release or disclose such Information to any other person, except its auditors, attorneys, financial advisors, rating agencies, bankers and other consultants and advisors, unless compelled to disclose by judicial or administrative process or, as reasonably advised by its counsel, by other requirements of law, or unless such Information is reasonably required to be disclosed in connection with (x) any litigation with any third-parties or litigation between the Retained Business Group and the Gaming Group, (y) any contractual agreement to which members of the Retained Business Group or the Gaming Group are currently parties, or (z) in exercise of either party's rights hereunder.

     Section 7.07. PRIVILEGED MATTERS.

     Park Place and Hilton recognize that certain legal and other professional services that have been and will be provided prior to the Distribution Date have been and will be rendered for the benefit of both the Retained Business Group and the Gaming Group and that both the Retained Business Group and the Gaming Group should be deemed to be the client for the purposes of asserting all Privileges. To allocate the interests of each party in the Privileged Information, the parties agree as follows:

     (a) Hilton shall be entitled, in perpetuity, to control the assertion or waiver of all Privileges in connection with Privileged Information which relates solely to the Retained Business Group, whether or not the Privileged Information is in the possession of or under the control of Hilton or Park Place. Hilton shall also be entitled, in perpetuity, to control the assertion or waiver of all Privileges in connection with Privileged Information that relates solely to the subject matter of any claims constituting Retained Business Group Liabilities, now pending or which may be asserted in the future, in any lawsuits or other proceedings initiated against or by Hilton or a Retained Business Subsidiary, whether or not the Privileged Information is in the possession of or under the control of Hilton or Park Place.

     (b) Park Place shall be entitled, in perpetuity, to control the assertion or waiver of all Privileges in connection with Privileged Information which relates solely to the Gaming Group, whether or not the Privileged Information is in the possession of or under the control of Hilton or Park Place. Park Place shall also be entitled, in perpetuity, to control the assertion or waiver of all Privileges in connection with Privileged Information which relates solely to the subject matter of any claims constituting Gaming Group Liabilities, now pending or which may be asserted in the future, in any lawsuits or other proceedings initiated against or by Park Place or a Gaming Subsidiary, whether or not the Privileged Information is in the possession of or under the control of Hilton or Park Place.

     (c) Park Place and Hilton agree that they shall have a shared Privilege, with equal right to assert or waive, subject to the restrictions in this Section 7.07, with respect to all Privileges not allocated pursuant to the terms of Sections 7.07(a) and (b). All Privileges relating to any claims, proceedings, litigation, disputes, or other matters which involve both Park Place and Hilton, or in respect of which both Park Place and Hilton retain any responsibility or liability under this Agreement, shall be subject to a shared Privilege.

     (d) No party may waive any Privilege which could be asserted under any applicable law, and in which the other party has a shared Privilege, without the consent of the other party, except to the extent reasonably required in connection with any litigation with third-parties or as provided in subsection
(e) below. Consent shall be in writing, or shall be deemed to be granted unless written objection is made within twenty (20) days after written notice upon the other party requesting such consent.

     (e) In the event of any litigation or dispute between a member of the Retained Business Group and a member of the Gaming Group, either party may waive a Privilege in which the other party has a shared Privilege, without obtaining the consent of the other party, provided that such waiver of a shared Privilege shall be effective only as to the use of Information with respect to the litigation or dispute between the Retained Business Group and the Gaming Group, and shall not operate as a waiver of the shared Privilege with respect to third-parties.

     (f) If a dispute arises between the parties regarding whether a Privilege should be waived to protect or advance the interest of either party, each party agrees that it shall negotiate in good faith, shall endeavor to minimize any prejudice to the rights of the other party, and shall not unreasonably withhold consent to any request for waiver by the other party. Each party specifically agrees that it will not withhold consent to waiver for any purpose except to protect its own legitimate interests.

     (g) Upon receipt by any party of any subpoena, discovery or other request which arguably calls for the production or disclosure of Information subject to a shared Privilege or as to which the other party has the sole right hereunder to assert a Privilege, or if any party obtains knowledge that any of its current or former directors, officers, agents or employees have received any subpoena, discovery or other requests which arguably calls for the production or disclosure of such Privileged Information, such party shall promptly notify the other party of the existence of the request and shall provide the other party a reasonable opportunity to review the Information and to assert any rights it may have under this Section 7.07 or otherwise to prevent the production or disclosure of such Privileged Information.

     (h) The transfer of the Gaming Group Books and Records and the Retained Business Group Books and Records and other Information between Hilton and its Subsidiaries and Park Place and its Subsidiaries is made in reliance on the agreement of Park Place and Hilton, as set forth in Sections 7.06 and 7.07, to maintain the confidentiality of Privileged Information and to assert and maintain all applicable Privileges. The access to Information being granted pursuant to Sections 7.01 and 7.02 hereof, the agreement to provide witnesses and individuals pursuant to Section 7.03 hereof and the transfer of Privileged Information between Hilton and its Subsidiaries and Park Place and its Subsidiaries pursuant to this Agreement shall not be deemed a waiver of any Privilege that has been or may be asserted under this Agreement or otherwise.

                                 ARTICLE VIII.

                                   INSURANCE

     Section 8.01. POLICIES AND RIGHTS INCLUDED WITHIN THE GAMING GROUP ASSETS.

     Without limiting the generality of the definition of the Gaming Group Assets or the effect of Section 2.01, the Gaming Group Assets shall include any and all rights of an insured party under each of the Shared Policies, specifically including rights of indemnity and the right to be defended by or at the expense of the insurer, where applicable, with respect to all injuries, losses, liabilities, damages and expenses incurred or claimed to have been incurred on or prior to the Distribution Date by any party in or in connection with the conduct of the Gaming Business or, to the extent any claim is made against Park Place or any of its Subsidiaries, the Retained Businesses, and which injuries, losses, liabilities, damages and expenses may arise out of insured or insurable occurrences or events under one or more of the Shared Policies.

     Section 8.02. POLICIES AND RIGHTS INCLUDED WITHIN THE RETAINED BUSINESS GROUP ASSETS.

     Without limiting the generality of the definition of the Retained Business Group Assets or the effect of Section 2.01, the Retained Business Group Assets shall include any and all rights of an insured party under each of the Shared Policies, specifically including rights of indemnity and the right to be defended by or at the expense of the insurer, where applicable, with respect to all injuries, losses, liabilities, damages and expenses incurred or claimed to have been incurred on or prior to the Distribution Date by any party in or in connection with the conduct of the Retained Business or, to the extent any claim is made against Hilton or any of the Retained Business Subsidiaries, the Gaming Business, and which injuries, losses, liabilities, damages and expenses may arise out of insured or insurable occurrences or events under one or more of the Shared Policies.

     Section 8.03. ADMINISTRATION AND RESERVES.

     (a) GENERAL. Notwithstanding the provisions of Article III, but subject to any contrary provisions of any Related Agreement, from and after the Distribution Date:

          (i) Hilton shall be responsible for the Insurance Administration of the Shared Policies; PROVIDED, that the administration of the Shared Policies by Hilton is in no way intended to limit, inhibit, or preclude any right to insurance coverage for any Insured Claim of a named insured under the Shared Policies including, but not limited to, Park Place or any of its Subsidiaries or Affiliates;

          (ii) Park Place shall be entitled to any reserves established by Hilton or any of its Subsidiaries (other than reserves established by Hilton Insurance Company, which reserves shall remain with such entity), or the benefit of reserves held by any insurance carrier, with respect to the Gaming Group Liabilities; and

          (iii) Hilton shall be entitled to any reserves established by Hilton or any of its Subsidiaries, or the benefit of reserves held by any insurance carrier, with respect to the Retained Business Group Liabilities.

     (b) INSURANCE PREMIUMS.

          (i) Park Place shall have the right but not the obligation to pay the premiums, to the extent that Hilton does not pay premiums with respect to Retained Business Group Liabilities (retrospectively-rated or otherwise), with respect to Shared Policies as required under the terms and conditions of the respective Policies, whereupon Hilton shall forthwith reimburse Park Place for that portion of such premiums paid by Park Place as are attributable to the Retained Business Group Liabilities.

          (ii) Hilton shall have the right but not the obligation to pay the premiums, to the extent that Park Place does not pay premiums with respect to Gaming Group Liabilities (retrospectively-rated or otherwise), with respect to Shared Policies as required under the terms and conditions of the respective Policies, whereupon Park Place shall forthwith reimburse Hilton for that portion of such premiums paid by Hilton as are attributable to the Gaming Group Liabilities.

     (c) ALLOCATION OF INSURANCE PROCEEDS. Insurance Proceeds received with respect to claims, costs and expenses under the Policies shall be paid to Park Place with respect to the Gaming Group Liabilities and to Hilton with respect to the Retained Business Group Liabilities. Payment of the allocable portions of indemnity costs of Insurance Proceeds resulting from the liability policies will be made to the appropriate party upon receipt from the insurance carrier. In the event that the aggregate limits on any Policies are exceeded, the parties agree to provide an equitable allocation of Insurance Proceeds received after the Distribution Date based upon their respective bona fide claims taking into account their relative contributions towards premiums and the Insurance Proceeds used by each party to satisfy Insured Claims. The parties agree to use their reasonable best efforts to cooperate with respect to insurance matters.

     (d) INSURANCE CHARGES.

          (i) Notwithstanding anything to the contrary contained herein, Park Place or an appropriate Gaming Subsidiary assumes responsibility for and shall pay to the appropriate insurance carriers or otherwise any premiums, retrospectively rated premiums, defense costs, indemnity payments, deductibles, retentions or other charges as appropriate (collectively "INSURANCE CHARGES"), whenever arising, which become due and payable upon the terms and conditions of any applicable Policy in respect of any Insured Claims against Park Place or a Gaming Subsidiary for charges which relate to the period before the Distribution Date. In the event that Park Place or a Gaming Subsidiary fails to pay any insurance charges when due and payable, whether at the request of the party entitled to payment or upon demand by Hilton or a Retained Business Subsidiary, Hilton or a Retained Business Subsidiary may (but shall not be required to) pay such Insurance Charges for and on behalf of Park Place or a Gaming Subsidiary and thereafter Park Place shall forthwith reimburse Hilton or such Retained Business Subsidiary for such payment.

          (ii) Notwithstanding anything to the contrary contained herein, Hilton or an appropriate Retained Business Subsidiary assumes responsibility for and shall pay to the appropriate insurance carriers or otherwise any Insurance Charges, whenever arising, which become due and payable upon the terms and conditions of any applicable Policy in respect of any Insured Claims against Hilton or a Retained Business Subsidiary for charges which relate to the period before the Distribution Date. In the event that Hilton or a Retained Business Subsidiary fails to pay any Insurance Charges when due and payable, whether at the request of the party entitled to payment or upon demand by Park Place or a Gaming Subsidiary, Park Place or a Gaming Subsidiary may (but shall not be required to) pay such Insurance Charges for and on behalf of Hilton or a Retained Business Subsidiary and thereafter Hilton shall forthwith reimburse Park Place or such Gaming Subsidiary for such payment.

     Section 8.04. AGREEMENT FOR WAIVER OF CONFLICT AND SHARED DEFENSE.

     In the event that Insured Claims of both Park Place and Hilton exist relating to the same occurrence, Park Place and Hilton agree to jointly defend and to waive any conflict of interest necessary to the conduct of that joint defense. Nothing in this paragraph shall be construed to limit or otherwise alter in any way the indemnity obligations of the parties to this Agreement, including those created by this Agreement, by operation of law or otherwise.

                                  ARTICLE IX.

                                 MISCELLANEOUS

     Section 9.01. ENTIRE AGREEMENT; NO THIRD PARTY BENEFICIARIES.

     This Agreement and all documents and instruments referred to herein constitute the entire agreement and supersede all prior agreements and understandings, both written and oral, among the parties with respect to the subject matter hereof, and are not intended to confer upon any Person other than the parties hereto any rights or remedies hereunder.

     Section 9.02. TAX ALLOCATION AND INDEMNITY AGREEMENT; AFTER-TAX PAYMENTS.

     (a) Other than as provided in this Section 9.02 and Section 6.05, this Agreement shall not govern any Tax matter, and any and all claims, losses, damages, demands, costs, expenses, liabilities, refunds, deductions, write-offs, or benefits relating to Taxes shall be exclusively governed by the Tax Allocation and Indemnity Agreement or the Hilton Corporate Services Agreement.

     (b) If, at the time Park Place is required to make any payment to Hilton under this Agreement, Hilton owes Park Place any amount under the Tax Allocation and Indemnity Agreement, then such amounts shall be offset and the excess shall be paid by the party liable for such excess. Similarly, if, at the time Hilton is required to make any payment to Park Place under this Agreement, Park Place owes Hilton any amount under the Tax Allocation and Indemnity Agreement, then such amounts shall be offset and the excess shall be paid by the party liable for such excess.

     Section 9.03. EXPENSES.

     Except as specifically provided in this Agreement or in a Related Agreement, for the sake of administrative ease, all fees and expenses incurred in connection with this Agreement and the consummation of the transactions contemplated hereby shall be paid by the party incurring such expenses; provided, however, with respect to any such fees and expenses incurred by or allocated to such party that constitute Transaction Costs (as defined in the Merger Agreement), the parties hereto agree to share such fees and expenses equally; provided further however, that Park Place shall pay all of the fees and expenses associated with the Senior Subordinated Note Offering; and provided further however, that Park Place shall pay all of the fees and expenses associated with the Park Place Credit Facility to the extent such fees and expenses are not included in the calculation of the Total Debt of Company.

     Section 9.04. GOVERNING LAW.

     This Agreement shall be governed and construed in accordance with the laws of the State of New York, without regard to any applicable conflicts of laws, except to the extent that the Gaming Laws shall be mandatorily applicable.

     Section 9.05. NOTICES.

     All notices and other communications hereunder shall be in writing and shall be deemed given if delivered personally, telecopied (which is confirmed) or mailed by registered or certified mail (return receipt requested) to the parties at the following addresses (or at such other address for a party as shall be specified by like notice):

     (a) if to Hilton, to

               Hilton Hotels Corporation
               9336 Civic Center Drive
               Beverly Hills, CA  90210
               Attn:  General Counsel
               Telecopy:  (310) 205-7677

               with a copy to:

               Latham & Watkins
               1001 Pennsylvania Avenue, N.W.
               Suite 1300
               Washington, DC  20004-2505
               Attn:  Bruce Rosenblum, Esq.
               Telecopy:  (202) 637-2201

     (b) if to Park Place, to

               Park Place Entertainment Corporation
               3930 Howard Hughes Parkway, 4th Floor
               Las Vegas, Nevada  89109
               Attn: Executive Vice President and Chief Financial Officer and Executive Vice President - Law and Corporate Affairs
               Telecopy: (702) 699-5190
               (702) 699-5179

               with a copy to:

               Sills Cummis Zuckerman
               Radin Tischman Epstein & Gross
               One Riverfront Plaza
               Newark, NJ  07102
               Attn:  Michael Tischman, Esq.
               Telecopy:  (973) 643-6500

     Section 9.06. AMENDMENTS.

     This Agreement may not be amended except by an instrument in writing signed on behalf of each of the parties hereto.

     Section 9.07. ASSIGNMENTS.

     Neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned by either of the parties hereto (whether by operation of law or otherwise) without the prior written consent of the other party. Subject to the preceding sentence, this Agreement will be binding upon, inure to the benefit of and be enforceable by the parties and their respective successors and assigns.

     Section 9.08. TERMINATION.

     This Agreement may be terminated and the Distribution abandoned at any time prior to the Distribution Date by and in the sole discretion of the Hilton Board without the approval of Park Place's or of Hilton's stockholders. In the event of such termination, no party shall have any liability to any other party pursuant to this Agreement.

     Section 9.09. SUBSIDIARIES.

     Each of the parties hereto shall cause to be performed, and hereby guarantees the performance of, all actions, agreements and obligations set forth herein to be performed by any Subsidiary of such party which is contemplated to be a Subsidiary of such party on and after the Distribution Date.

     Section 9.10. SPECIFIC PERFORMANCE.

     The parties hereto agree that the remedy at law for any breach of this Agreement will be inadequate and that any party by whom this Agreement is enforceable shall be entitled to specific performance in addition to any other appropriate relief or remedy. Such party may, in its sole discretion, apply to a court of competent jurisdiction for specific performance or injunctive or such other relief as such court may deem just and proper in order to enforce this Agreement or prevent any violation hereof and, to the extent permitted by applicable laws, each party waives any objection to the imposition of such relief.

     Section 9.11. HEADINGS; REFERENCES.

     The article, section and paragraph headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. All references herein to "Article", "Sections" or "Exhibits" shall be deemed to be references to Articles or Sections hereof or Exhibits hereto unless otherwise indicated.

     Section 9.12. COUNTERPARTS.

     This Agreement may be executed in two or more counterparts, all of which shall be considered one and the same agreement and shall become effective when two or more counterparts have been signed by each of the parties and delivered to the other parties, it being understood that all parties need not sign the same counterpart.

     Section 9.13. SEVERABILITY; ENFORCEMENT.

     The invalidity of any portion hereof shall not affect the validity, force or effect of the remaining portions hereof. If it is ever held that any covenant hereunder is too broad to permit enforcement of such covenant to its fullest extent, each party agrees that a court of competent jurisdiction may enforce such covenant to the maximum extent permitted by law, and each party hereby consents and agrees that such scope may be judicially modified accordingly in any proceeding brought to enforce such covenant.

     Section 9.14. ARBITRATION OF DISPUTES.

     (a) Any dispute, controversy or disagreement ("DISPUTE") between the Parties related to the obligations of the parties under this Agreement in respect of which an amicable resolution cannot be reached shall be submitted for mediation to a committee made up of an equal number of non-common members of each company's Board of Directors ("COMMITTEE"). If the parties are unable to reach an amicable resolution of a Dispute within thirty days after submission to the Committee, then, to the maximum extent allowed by law, the Dispute shall be submitted and resolved by final and binding arbitration in Los Angeles, California administered by JAMS-Endispute in accordance with JAMS-Endispute's rules of practice then in effect or such other procedures as the parties may agree upon; PROVIDED, HOWEVER, that any party may seek injunctive relief and enforcement of any award rendered pursuant to the arbitration provisions of this
Section 9.14 by bringing a suit in any court of competent jurisdiction. Any award issued as a result of such arbitration shall be final and binding between the parties thereto and shall be enforceable by any court having jurisdiction over the party against whom enforcement was sought and application may be made to such court for judicial acceptance of the award and order of enforcement. The fees, costs and expenses of arbitration (including reasonable attorneys' fees) shall be paid by the party that does not prevail in such arbitration.

     (b) ATTORNEYS' FEES. If any party to this Agreement brings an action to enforce its rights under this Agreement, the prevailing party shall be entitled to recover its costs and expenses, including without limitation reasonable attorneys' fees, incurred in connection with such action, including any appeal of such action.

     (c) SPECIFIC PERFORMANCE. Nothing contained in this Section 9.14 shall limit or restrict in any way the right or power of a party at any time to seek injunctive relief in any court and to litigate the issues relevant to such request for injunctive relief before such court (i) to restrain the other party from breaching this Agreement or (ii) for specific enforcement of this Section
9.14 or any other provision of this Agreement or any Ancillary Agreement. The parties agree that any legal remedy available to a party with respect to a breach of this Section 9.14 will not be adequate and that, in addition to all other legal remedies, each party is entitled to an order specifically enforcing this Section 9.14.

     (d) CONSENT TO JURISDICTION. The Parties hereby consent to the jurisdiction of the federal and state courts located in the State of California for all purposes under this Agreement.

     (e) CONFIDENTIALITY. Neither party nor the arbitrators may disclose the existence or results of any arbitration under this Agreement or any evidence presented during the course of the arbitration without the prior written consent of both parties, except as required to fulfill applicable disclosure and reporting obligations, or as otherwise required by law.

     Section 9.15. PROMPT PAYMENT.

     Where the terms of this Agreement require payment of an amount "as promptly as possible," "as soon as practicable," or "as soon as possible," following a specified event, occurrences or date, such payment shall be made no later than five (5) business days after such event, occurrence or date.

     Section 9.16. APPROVALS, CONSENT AND WAIVERS.

     Any approval, consent or waiver required or authorized by any provision of this Agreement to be given or made by any of the parties hereto shall only be valid to the extent such approval, consent or waiver is in writing and signed by the Executive Vice President & Chief Financial Officer, the Executive Vice President & General Counsel, the Senior Vice President & Treasurer and the Senior Vice President & Controller of the party to be bound by such approval, consent or waiver.

                           [Signature Page to Follow]

     IN WITNESS WHEREOF, Hilton and Park Place have caused this Agreement to be signed by their respective duly authorized officers as of the date first above written.

                           HILTON HOTELS CORPORATION,
                           a Delaware corporation


                           By:    /s/ Thomas E. Gallagher
                              -------------------------------------
                           Name:  Thomas E. Gallagher
                           Title: Executive Vice President and
                                  General Counsel


                           PARK PLACE ENTERTAINMENT
                           CORPORATION,
                           A DELAWARE CORPORATION


                           By:     /s/ Scott A. LaPorta
                              -------------------------------------
                           Name:   Scott A. LaPorta
                           Title:  Executive Vice President and
                                   Chief Financial Officer

                                   SCHEDULE 1

                   CASINO HOTELS AND OTHER GAMING FACILITIES

1.   Flamingo Hilton - Las Vegas
2.   Flamingo Hilton - Reno
3.   Flamingo Hilton - Laughlin
4.   Las Vegas Hilton
5.   Reno Hilton
6.   Bally's Las Vegas
7.   Bally's Park Place
8.   Atlantic City Hilton
9.   Bally's Mississippi
10.  Bally's Belle of Orleans
11.  Conrad International Jupiters (Gold Coast, Australia)
12.  Conrad International Treasury (Brisbane, Australia)
13.  Conrad International Punta del Este
14.  The Ocean Downs (Maryland) racetrack
15.  Paris - Las Vegas

                                   SCHEDULE 2

                           GAMING CORPORATE FUNCTIONS

-    Aviation services
-    Food and beverage purchasing and procurement
-    Retail management and administration
-    Compliance
-    Surveillance

                                   SCHEDULE 3

                          CERTAIN GAMING GROUP ASSETS

1.   G-2 and Hawker aircraft
2.   Interest in the Howard Hughes Parkway office (Las Vegas)
3.   Stock in Players International, Inc.
4.   Loan to Chehalis Native American casino
5.   Options on land in Philadelphia for potential gaming uses
6.   Rosecroft loan and related option
7.   The riverboat docked in Ontario, Canada
8. Rights to receive the license fees under the Conrad License Agreements (as defined in the Assignment and License Agreement)
9.   Undeveloped Reno land parcels
10.  New Orleans Riverboat (docked in Mississippi)
11. The letters of credit issued by tour and travel companies to Hilton as security for outstanding accounts receivable balances existing as of the date hereof will cover such balances due Hilton with respect to the Retained Business and Park Place with respect to the Gaming Business as of the date hereof. Any amounts collected under any of these letters of credit will be paid to each company prorata based on the relative balances due Hilton with respect to the Retained Business and Park Place with respect to the Gaming Business as of the date the subject letter of credit is submitted for collection. The letters of credit will not cover any accounts receivable balances due Park Place with respect to the Gaming Business for any periods after the date hereof.

                                   SCHEDULE 4

                           GAMING GROUP CASH ACCOUNTS

     See attached Schedule. The parties acknowledge that some of the attached accounts are being consolidated into one another and that therefore the total number of accounts may be reduced after the date hereof but before the Distribution occurs.

                                   SCHEDULE 5

                     GAMING SUBSIDIARIES/GAMING INVESTMENTS


1.   3930 Building Partnership*
2.   Atlantic City Country Club, Inc.
3.   B.W. Realty Corp.
4.   Bally's Casino Holdings, Inc.
5.   Bally's Casino Management, Inc.
6.   Bally's Grand Laundry Corporation
7.   Bally's Grand Management Co., Inc.
8.   Bally's Grand Property Sub I, Inc.
9.   Bally's Grand Property Sub II, Inc.
10.  Bally's Intermediate Casino Holdings, Inc.
11.  Bally's Intermediate Sub, Inc.
12.  Bally's Louisiana II, Inc.
13.  Bally's Louisiana, Inc.
14.  Bally's Manager, Inc.
15.  Bally's Maryland Inc.
16.  Bally's Mexico, Inc.
17.  Bally's Midwest Casino, Inc.
18.  Bally's Olympia Limited Partnership*
19.  Bally's Operator, Inc.
20.  Bally's Park Place Funding, Inc.
21.  Bally's Park Place Realty Co.
22.  Bally's Park Place, Inc. (Delaware)
23.  Bally's Park Place, Inc. (New Jersey)
24.  Bally's Philadelphia, Inc.
25.  Bally's Sub, Inc.
26.  Bally's Tunica, Inc.
27.  Bally Biloxi, Inc.
28.  Bally Data Systems, Inc.
29.  Bally Warwick, Inc.
30.  Baluma Holdings, S.A.(*)
31.  Belle of Orleans, L.L.C.*
32.  Benco, Inc.
33.  B I Gaming Corporation
34.  Conrad International Hotels Corporation - SA (Proprietary) Limited
35.  FHR Corporation
36.  Flamingo Hilton-Laughlin, Inc.

--------------------------
* Gaming investments, not Subsidiaries.

37.  Flamingo Hilton-Reno, Inc.
38.  Florida Locally Approved Gaming, Inc.
39.  Gaming Acquisition Corporation
40.  GNF, Corp.
41.  GNOC, Corp.
42.  Grand Reservation Services, Inc.
43.  Grand Resorts, Inc.
44.  Hilton Gaming (Switzerland County) Corporation
45.  Hilton/Holyoke L.L.C.*
46.  Hilton Hotels Management, Inc.
47.  Hilton New Orleans Corporation
48.  Hilton Supersports, Inc.
49.  HGSC (Delaware) Corporation
50.  Jupiters Limited*
51.  Las Vegas Hilton Corporation
52.  LVH Corporation
53.  MGM Grand-Bally's Monorail Limited Liability Co.*
54.  Parball Corporation
55.  Park Place Entertainment Corporation
56.  Park Place Finance Corp.
57.  Park Place Gaming (Switzerland County), L.L.C.
58.  Park Place New Orleans, L.L.C.
59.  Reno Hilton Resort Corporation
60.  SKA Investments, L.L.C.
61.  The BAC 1-11 Corporation

                                   SCHEDULE 6

                     CERTAIN RETAINED BUSINESS GROUP ASSETS

1.   Challenger Airplane
2.   New Jersey laundry facility
3.   Hilton Insurance Company
4.   Beverly Hills headquarters
5.   Compass Computer Services
6.   50% interest in the entity managing the Casino Windsor
7. Interest in Strategic Alliances with Ladbroke Group PLC and its affiliates (including joint ventures)
8. Rights to receive the portion of the Operator Fees allocable to advertising and promotion under the international management agreements relating to the Conrad Properties
9. The letters of credit issued by tour and travel companies to Hilton as security for outstanding accounts receivable balances existing as of the date hereof will cover such balances due Hilton with respect to the Retained Business and Park Place with respect to the Gaming Business as of the date hereof. Any amounts collected under any of these letters of credit will be paid to each company prorata based on the relative balances due Hilton with respect to the Retained Business and Park Place with respect to the Gaming Business as of the date the subject letter of credit is submitted for collection. The letters of credit will not cover any accounts receivable balances due Park Place with respect to the Gaming Business for any periods after the date hereof.

                                   SCHEDULE 7

          RETAINED BUSINESS SUBSIDIARIES/RETAINED BUSINESS INVESTMENTS

1.     349 West 53rd Street Realty Corp.
2.     Avenue Louise Hotel Partners S.N.C.
3.     Bally's Grand, Inc.
4.     Capital Hilton, LLC
5.     Chicago Hilton Joint Venture
6.     Compass Computer Services, Inc.
7.     Conrad International (Belgium) Corporation
8.     Conrad International (Cairo) Corporation
9.     Conrad International (Egypt) Corporation
10.    Conrad International (Indonesia) Corporation
11.    Conrad International (Spain) Corporation
12.    Conrad International (Thailand) Corporation
13.    Conrad International (Thailand) Limited
14.    Conrad International Hotels (HK) Ltd.
15.    Conrad International Hotels Corporation
16.    Conrad International Hotels Limited
17.    Conrad International Investment Corporation
18.    Conrad International Investment (Jakarta) Corporation
19.    Conrad International Management Services (Singapore) PTE Ltd.
20.    Conrad International Royalty Corporation
21.    Conrad International Services
22.    Destination Resort Affiliates*
23.    Destination Resorts, Inc.
24.    DFW Bevco, Inc.
25.    DFW Hilton Hotel Limited Partnership
26.    DFW Hilton, Inc.
27.    Earlsfort Centre Hotel Proprietors Limited (*)
28.    Flamingo Hilton Riverboat Casino, L.P.
29.    Global Resort Partners*
30.    Grand Vacations Realty, Inc.
31.    Grand Vacations Realty, Limited
32.    Grand Vacations Title, Limited
33.    Hapeville Hotel Limited Partnership
34.    Hapeville Investors, Inc.
35.    HHC/PTC L.L.C.
36.    Hilton Charlotte, Inc.
37.    Hilton Chicago Corporation

---------------------

*    Retained Business investments, not Subsidiaries.

38.    Hilton D.C. Corporation
39.    Hilton Dallas, Inc.
40.    Hilton Employee Relief Fund
41.    Hilton Equipment Corporation
42.    Hilton Finance Corporation
43.    Hilton Fort Worth, Inc.
44.    Hilton Grand Vacations Club, LLC
45.    Hilton Grand Vacations Company, LLC
46.    Hilton Grand Vacations Development Company-Las Vegas, LLC
47.    Hilton Grand Vacations Development Company-Orlando, LLC
48.    Hilton Grand Vacations Development Company-Las Vegas, JV
49.    Hilton Grand Vacations Development Company-Orlando, JV
50.    Hilton Grand Vacations Exchange Company
51.    Hilton Hawaii Corporation
52.    Hilton Hawaiian Village, LLC*
53.    Hilton HHonors Worldwide, L.L.C.*
54.    Hilton Holdings, Inc.
55.    Hilton Hotels Partners I, Inc.
56.    Hilton Hotels Partners II, Inc.
57.    Hilton Hotels U.S.A., Inc.
58.    Hilton Inns, Inc.
59.    Hilton Insurance Corporation
60.    Hilton Kansas City Corporation (1)
61.    Hilton Marketing Worldwide, L.L.C.*
62.    Hilton New Jersey Corporation
63.    Hilton New York Corporation
64.    Hilton Pennsylvania Hotel Corporation
65.    Hilton Recreation, Inc.
66.    Hilton Reservations Worldwide, L.L.C.*
67.    Hilton Resorts Corporation
68.    Hilton San Diego Corporation
69.    Hilton San Francisco Corporation
70.    Hilton Suites, Inc.
71.    Hilton Systems, Inc.
72.    Hilton Texas, Inc.
73.    Hilton Washington Corporation
74.    HKC Advertising, Inc.(1)
75.    HKC Partners, Inc.(1)

----------------------

(1) Park Place has applied for approval from the state gaming authorities to own and operate the riverboat casino relating to this entity, but does not expect to receive this approval prior to the Distribution. In this case, Hilton will retain the property and cooperate with Park Place to transfer the property to Park Place or take other appropriate action to put Park Place in the same position it would have been in if the transfer had occurred.

76.    HLT Corporation
77.    Hotels Statler Company, Inc.
78.    International Company for Touristic Investments, S.A.E.*
79.    International Rivercenter Partnership*
80.    Kenner Hotel Limited Partnership
81.    Kenner Investors, Inc.
82.    Logan Hilton Joint Venture
83.    McLean Hotel Associates, Limited Partnership
84.    MeriTex, L.L.C.*
85.    New Orleans International Hotel*
86.    New Orleans Rivercenter*
87.    New York Hilton Joint Venture
88.    Oakbrook Hilton Suites and Garden Inn LLC*
89.    On Command Corporation*
90.    Paris Casino Corp.
91.    P.T. Jakarta International Artha*
92.    Rye Hilton, LLC
93.    San Francisco Hilton, L.P.
94.    Tarrytown Hilton Joint Venture
95.    The Beverly Hilton Corporation
96.    The Hotel Waldorf-Astoria Corporation
97.    The New Yorker Hotel Corporation
98.    The Palmer House Hilton Hotel Company
99.    Valencia Hotel Joint Venture*
100.   Washington Hilton, L.L.C.
101.   Windsor Casino Financial Limited*
102.   Windsor Casino Limited*
103.   Windsor Casino Supplies Limited*
104.   Yeditepe Beynelmilel Otelcilik Turizm Ve Ticaret, A.S.*

                                   SCHEDULE 8

                          RETAINED CORPORATE FUNCTIONS

-         Corporate treasury
-         Corporate accounting (including payroll) and central accounting
-         Internal audit
-         Tax
-         Corporate affairs
-         Legal
-         Human resources (including employee benefits administration)
-         Risk management functions (including claims administration)
-         Certain equipment purchasing and procurement functions
- Subject to the terms of the Architecture and Construction Services Agreement between Hilton and Park Place, architectural and construction management services
-         Corporate Information Services

                                   SCHEDULE 9

                     RETAINED CREDIT AGREEMENT DEBT AMOUNT

          $0.00 (subject to adjustment as set forth in the Agreement).

                                  SCHEDULE 10

             EXCEPTIONS TO RESIGNATIONS REQUIRED UNDER SECTION 6.02




------------------------------------------------------------------------------------------------
NAME OF OFFICER, DIRECTOR             POSITION(S) PRIOR TO THE           POSITION(S) FOLLOWING
       OR EMPLOYEE                        DISTRIBUTION DATE              THE DISTRIBUTION DATE
------------------------------------------------------------------------------------------------

1.  A. Steven Crown                   Director of Hilton                 Director of Hilton;
                                                                         Director of Park Place
------------------------------------------------------------------------------------------------
2.  Barron Hilton                     Director of Hilton                 Director of Hilton;
                                                                         Director of Park Place
------------------------------------------------------------------------------------------------
3.  Eric Hilton                       Director of Hilton                 Director of Park Place
------------------------------------------------------------------------------------------------
4.  Duncan McKenzie                   President and Treasurer            President and Treasurer
                                      of Hilton Kansas City              of Hilton Kansas City
                                      Corporation; President             Corporation; President
                                      and Treasurer of HKC               and Treasurer of HKC
                                      Partners, Inc.                     Partners, Inc.
------------------------------------------------------------------------------------------------
5.  Wallace R. Barr                   Executive Vice President,          Executive Vice
                                      Secretary and Director of          President, Secretary and
                                      Hilton Kansas City                 Director of Hilton
                                      Corporation; Executive             Kansas City Corporation;
                                      Vice President, Secretary          Executive Vice
                                      and Director of HKC                President, Secretary and
                                      Partners, Inc.                     Director of HKC
                                                                         Partners, Inc.
------------------------------------------------------------------------------------------------
6.  Arthur M. Goldberg                Director of Hilton Kansas          Director of Hilton
                                      City Corporation                   Kansas City Corporation
------------------------------------------------------------------------------------------------
7.  Matthew J. Hart                   Director of HKC Partners,          Director of HKC
                                      Inc.                               Partners, Inc.
------------------------------------------------------------------------------------------------


                                   SCHEDULE 11

                     OFF PREMISE CONTACT ("OPC") TERM SHEET


Number of OPC's:    There will be one OPC for the first 1,499 rooms and an
                    additional OPC for each incremental 1,000 rooms.

Rent: Rent will be the greater of the Base Rent or the Percentage Rent. The Base Rent is $100 per available room per year (in 1998 dollars), regardless of how many OPC's are at the hotel. The Base Rent will be adjusted into current year dollars at the beginning of each term using the growth of the CPI Index with 1998 as the base year. The Percentage Rent will be 4% of Net Timeshare Unit Sales (net of first day incentives, closing costs and documentary stamps). The Rent will be paid monthly but will be calculated on an annual basis.

Term: The Initial Term will be five years. At HGVC's option the lease may be extended for up to three Additional Terms of three years each.

Termination:        HGVC will have the option to terminate the lease after two years if for two consecutive years the Base Rent is greater than 6% of Net Timeshare Unit Sales. If HGVC elects to terminate the lease and if Park Place desires to lease space to a competitive timeshare operator, HGVC will waive its right of first refusal for a period equal to the remaining term of either the Initial Term or the Additional Term.

OPC Locations:      Park Place must approve all OPC locations. Park Place will use reasonable efforts to locate the OPC's in heavily trafficked areas, which do not interfere with hotel and/or casino operations. Park Place will have the right to move the OPC to a similar location if necessitated by construction or a change in hotel and/or casino operations.
                    Park Place will pay for all reasonable relocation costs.

Form of Lease:      The lease will have similar terms and conditions as the
                    recently executed leases for the OPC's at Bally's, the Flamingo Hilton and the Las Vegas Hilton.

                               INDEX OF SCHEDULES

Schedule 1   Casino Hotels and Other Gaming Facilities

Schedule 2   Gaming Corporate Functions

Schedule 3   Certain Gaming Group Assets

Schedule 4   Gaming Group Cash Accounts

Schedule 5   Gaming Subsidiaries

Schedule 6   Certain Retained Business Group Assets

Schedule 7   Retained Business Subsidiaries

Schedule 8   Retained Corporate Functions

Schedule 9   Retained Credit Agreement Debt Amount

Schedule 10  Exceptions to Resignations Required under Section 6.02

Schedule 11  OPC Term Sheet



                               INDEX OF EXHIBITS

Exhibit A    Assignment and License Agreement

Exhibit B    Corporate Services Agreements

Exhibit C    Employee Benefits and Other Employment Matters Allocation
             Agreement

Exhibit D    Debt Assumption Agreement

Exhibit E    Tax Allocation and Indemnity Agreement